                                                                     Exhibit 1


===============================================================================


                            MECKLERMEDIA CORPORATION,

                               PENTON MEDIA, INC.,

                           INTERNET WORLD MEDIA, INC.

                                       AND

                                 ALAN M. MECKLER









                          ============================
                          AGREEMENT AND PLAN OF MERGER
                          ============================





                          =============================
                           Dated as of October 7, 1998
                          =============================







===============================================================================

                                TABLE OF CONTENTS

ARTICLE  I....................................................................................2
         SECTION 1.1.  THE OFFER. ............................................................2
         SECTION 1.2.  COMPANY ACTION.........................................................3
         SECTION 1.3.  DIRECTORS .............................................................4


ARTICLE  II...................................................................................6
         SECTION 2.1.  THE MERGER ............................................................6
         SECTION 2.2.  EFFECTIVE TIME.........................................................6
         SECTION 2.3.  EFFECT OF THE MERGER; CLOSING..........................................6
         SECTION 2.4.  SUBSEQUENT ACTIONS.....................................................6
         SECTION 2.5.  CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS..........7
         SECTION 2.6.  CONVERSION OF SECURITIES...............................................7
         SECTION 2.7.  DISSENTING SHARES......................................................8
         SECTION 2.8.  SURRENDER OF SHARES; STOCK TRANSFER BOOKS..............................9
         SECTION 2.9.  STOCK PLANS AND WARRANT AGREEMENTS....................................10

ARTICLE III..................................................................................11
         SECTION 3.1.  CORPORATE ORGANIZATION................................................11
         SECTION 3.2.  AUTHORITY RELATIVE TO THIS AGREEMENT..................................11
         SECTION 3.3.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS............................12
         SECTION 3.4.  FINANCING ARRANGEMENTS................................................13
         SECTION 3.5.  NO PRIOR ACTIVITIES...................................................13
         SECTION 3.6.  BROKERS ..............................................................13
         SECTION 3.7.  PROXY STATEMENT.......................................................14


ARTICLE IV...................................................................................14
         SECTION 4.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..........................15
         SECTION 4.2.  CAPITALIZATION........................................................15
         SECTION 4.3.  AUTHORITY RELATIVE TO THIS AGREEMENT..................................16
         SECTION 4.4.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS............................17
         SECTION 4.5.  SEC FILINGS; FINANCIAL STATEMENTS.....................................17
         SECTION 4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................18
         SECTION 4.7.  LITIGATION ...........................................................19
         SECTION 4.8.  EMPLOYEE BENEFIT PLANS................................................19
         SECTION 4.9.  PROXY STATEMENT.......................................................21
         SECTION 4.10.  BROKERS .............................................................22
         SECTION 4.11.  CONTROL SHARE ACQUISITION............................................22
         SECTION 4.12.  CONDUCT OF BUSINESS..................................................22
         SECTION 4.13.  TAXES ...............................................................23
         SECTION 4.14.  INTELLECTUAL PROPERTY................................................25
         SECTION 4.15. CONTRACTS ............................................................26
         SECTION 4.16.  ENVIRONMENTAL MATTERS................................................29
         SECTION 4.17.  REQUIRED VOTE BY COMPANY STOCKHOLDERS................................30
         SECTION 4.18.  OPINIONS OF FINANCIAL ADVISOR........................................30
         SECTION 4.19.  AFFILIATE TRANSACTIONS...............................................30

                                      (i)

         SECTION 4.21.  DISCLOSURE ..........................................................31


ARTICLE V....................................................................................31
         SECTION 5.1.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.................31
         SECTION 5.2.  NO SHOPPING ..........................................................34


ARTICLE VI...................................................................................36
         SECTION 6.1.  PROXY STATEMENT.......................................................36
         SECTION 6.2.  MEETING OF STOCKHOLDERS OF THE COMPANY................................36
         SECTION 6.3.  ADDITIONAL AGREEMENTS.................................................37
         SECTION 6.4.  NOTIFICATION OF CERTAIN MATTERS.......................................37
         SECTION 6.5.  ACCESS TO INFORMATION.................................................37
         SECTION 6.6.  PUBLIC ANNOUNCEMENTS..................................................38
         SECTION 6.7.  BEST EFFORTS; COOPERATION.............................................38
         SECTION 6.8.  AGREEMENT TO DEFEND AND INDEMNIFY.....................................39
         SECTION 6.9.  EMPLOYEE BENEFITS.....................................................40
         SECTION 6.10.  RELATED AGREEMENTS...................................................40
         SECTION 6.11.  TRANSFER TAXES.......................................................41


ARTICLE VII..................................................................................42
         SECTION 7.1.  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER..........42
         SECTION 7.2.  CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB TO EFFECT
                         THE MERGER..........................................................42


ARTICLE VIII.................................................................................42
         SECTION 8.1.  TERMINATION ..........................................................43
         SECTION 8.2.  EFFECT OF TERMINATION.................................................44


ARTICLE IX...................................................................................45
         SECTION 9.1.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS............46
         SECTION 9.2.  NOTICES ..............................................................46
         SECTION 9.3.  EXPENSES..............................................................47
         SECTION 9.4.  CERTAIN DEFINITIONS...................................................47
         SECTION 9.5.  HEADINGS..............................................................47
         SECTION 9.6.  SEVERABILITY..........................................................47
         SECTION 9.7.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES........................47
         SECTION 9.8.  ASSIGNMENT............................................................48
         SECTION 9.9.  GOVERNING LAW.........................................................48
         SECTION 9.10. AMENDMENT ............................................................48
         SECTION 9.11. WAIVER............................................................... 48
         SECTION 9.12. COUNTERPARTS..........................................................49

         DISCLOSURE SCHEDULE

         EXHIBIT A                  FORM OF IWORLD AGREEMENT
         EXHIBIT B                  FORM OF SERVICES AGREEMENT

                                      (ii)
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         EXHIBIT C                  FORM OF LICENSING AGREEMENT
         EXHIBIT D                  FORM OF WARRANT AGREEMENT
         EXHIBIT E                  FORM OF CONSULTING AGREEMENT
         EXHIBIT F                  LIST OF CONSENTS REQUIRED

                                    (iii)

                                               TABLE OF DEFINITIONS
Acquisition Transaction......................................................................................5.2(c)
Affiliate....................................................................................................9.4(a)
Agreement..................................................................................................Recitals
Blue Sky.....................................................................................................4.4(b)
Board of Directors.........................................................................................Recitals
Certificates.................................................................................................2.8(b)
Closing.........................................................................................................2.3
Closing Date....................................................................................................2.3
Code............................................................................................................3.8
Company....................................................................................................Recitals
Company Common Stock............................................................................................4.2
Company Material Adverse Effect.................................................................................4.1
Company Preferred Stock.........................................................................................4.2
Company Stockholders' Meeting...................................................................................4.9
Computer Software...........................................................................................4.14(b)
Confidentiality Agreement....................................................................................6.5(b)
Control......................................................................................................9.4(b)
Delaware Law...............................................................................................Recitals
Disclosure Schedule......................................................................................Article IV
Dissenting Shares............................................................................................2.7(a)
Effective Time..................................................................................................4.2
Employee Plans..................................................................................................4.8
ERISA...........................................................................................................4.8
Exchange Act....................................................................................................2.9
Exchange Agent...............................................................................................2.8(a)
HSR Act......................................................................................................3.3(b)
Indemnified Parties..........................................................................................6.8(a)
Independent Directors........................................................................................2.3(a)
Intellectual Property.......................................................................................4.14(c)
Merger.....................................................................................................Recitals
Offer......................................................................................................Recitals
Offer Documents..............................................................................................1.1(c)
Offer to Purchase............................................................................................1.1(c)
Options......................................................................................................2.9(a)
Option Plans.................................................................................................2.9(a)
Per Share Amount...........................................................................................Recitals
Person.......................................................................................................9.4(d)
Proxy Statement.................................................................................................4.9
Purchaser Information...........................................................................................3.7
Purchaser Material Adverse Effect............................................................................3.3(a)
Purchaser Representatives....................................................................................6.5(b)
SEC..........................................................................................................4.5(a)
SEC Reports..................................................................................................4.5(a)
Shares.....................................................................................................Recitals
Subsidiary......................................................................................................4.1
Superior Proposal............................................................................................5.2(c)
Surviving Corporation...........................................................................................2.1
Tax Return..................................................................................................4.13(f)
Taxes.......................................................................................................4.13(e)

                                       (i)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of October 7, 1998 (this "AGREEMENT"), among Mecklermedia Corporation, a Delaware corporation (the "COMPANY"), Penton Media, Inc., a Delaware corporation (the "PURCHASER"), Internet World Media, Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser ("MERGER SUB") and Alan M. Meckler, an individual (the "Stockholder").

                               W I T N E S S E T H

                  WHEREAS, the Boards of Directors of the Company and the Purchaser have each determined that it is in the best interests of their respective stockholders for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in furtherance thereof, it is proposed that the Purchaser will make a cash tender offer (the "OFFER") to purchase all of the issued and outstanding shares of common stock, $.01 par value, of the Company (the "SHARES"), for $29.00 per Share (the "PER SHARE AMOUNT"), or such higher price as may be paid in the Offer, net to the seller in cash; and

                  WHEREAS, also in furtherance thereof, the Boards of Directors of the Company, the Purchaser and Merger Sub have each approved the merger (the "MERGER") of Merger Sub with and into the Company following the Offer in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") and upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has unanimously resolved to recommend acceptance of the Offer and the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and approve the Merger, this Agreement and the transactions contemplated hereby; and

                  WHEREAS, in order to induce Purchaser and Merger Sub to enter into this Agreement, concurrently with the execution and delivery hereof, Purchaser, Merger Sub, the Company and the Stockholder (who beneficially owns approximately 30% of the outstanding Shares), are entering into a Tender, Voting and Option Agreement dated the date hereof (the "Voting and Option Agreement").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, the Purchaser and Merger Sub hereby agree as follows:


                                   ARTICLE I.

                                THE TENDER OFFER

                  SECTION 1.1.  THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be continuing, the Purchaser or Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") the Offer as promptly as practicable, but in no event later than five business days following the execution of this Agreement, and, subject to the conditions of the Offer, shall use all reasonable efforts to consummate the Offer. The obligation of the Purchaser to consummate the Offer and to accept for payment any Shares tendered pursuant thereto shall be subject to the satisfaction of only those conditions set forth in Annex I. The Purchaser expressly reserves the right to waive any such condition or to increase the Per Share Amount. The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company will be tendered pursuant to the Offer.

                  (b) Without the prior written consent of the Company, the Purchaser shall not (i) decrease the Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought,
(iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex
I) or (iv) impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares; PROVIDED HOWEVER, that if on the initial expiration date of the Offer, which shall be November 18, 1998 (together with any extensions thereof, if any, the "EXPIRATION DATE"), all conditions to the Offer shall not have been satisfied or waived, the Purchaser may extend the Expiration Date up to an additional six (6) business days to the extent necessary to permit such condition to be satisfied; provided, further, however, that the Expiration Date may not be extended beyond November 27, 1998, except with the written consent of the Company. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer.


                  (c) The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") having only the conditions set forth in Annex I hereto. As soon as practicable on the date the Offer is commenced, the Purchaser shall file with the Securities

                                      (2)
and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "SCHEDULE 14D-1") with respect to the Offer that will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such
Schedule 14D-1 and all applicable Federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "OFFER DOCUMENTS"). Each of the Purchaser, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Purchaser further agrees to take all steps necessary to cause the Schedule 14D-1, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC.


                  SECTION 1.2.  COMPANY ACTION.

                  (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) the Board of Directors, at a meeting duly called and held on October 7, 1998, at which a majority of the Directors were present, unanimously and duly approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (such approval being sufficient to render Section 203 of Delaware Law inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger), recommended that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company and (ii) Allen & Company, Inc., the Company's financial advisor, has rendered to the Board of Directors its opinion that the consideration to be received by the holders of Shares, Options and Warrants of the Company pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

                                      (3)

                  (b) The Company shall file with the SEC, simultaneously with (or at such later date as may be mutually agreed between the Company and Purchaser) the filing by the Purchaser of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that will comply in all material respects with the provisions of all applicable Federal securities laws. The Company shall mail such Schedule 14D-9 to the stockholders of the Company along with the Offer Documents promptly after the commencement of the Offer. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of the Purchaser and Merger Sub, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

                  (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish the Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish the Purchaser with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as the Purchaser or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

                  SECTION 1.3. DIRECTORS.

                  (a) Promptly upon the purchase by the Purchaser of any Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving


                                      (4)
effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or any affiliate of the Purchaser (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. At such times, if requested by the Purchaser, the Company will also cause each committee of the Board of Directors to include persons designated by the Purchaser constituting the same percentage of each such committee as the Purchaser's designees are of the Board of Directors. The Company shall, upon request by the Purchaser, promptly increase the size of the Board of Directors or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable the Purchaser designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3 and shall cause the Purchaser's designees to be so elected; PROVIDED, HOWEVER, that, in the event that the Purchaser's designees are appointed or elected to the Board of Directors, until the Effective Time (as defined in Section 2.2 hereof) the Board of Directors shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the Federal securities laws) of the Purchaser (one or more of such directors, the "INDEPENDENT DIRECTORS"); PROVIDED FURTHER, that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of the Purchaser, and such person shall be deemed to be an Independent Director for purposes of this Agreement.

                  (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this
Section 1.3 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. The Purchaser will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of the Purchaser's obligations hereunder


                                      (5)
or (iv) take any other action by the Company in connection with this Agreement required to be taken by the Board of Directors.


                                   ARTICLE II.

                                   THE MERGER

                  SECTION 2.1. THE MERGER. At the Effective Time (as defined in
Section 2.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "SURVIVING CORPORATION."

                  SECTION 2.2. EFFECTIVE TIME. On or as promptly as practicable after the Closing Date (as defined in Section 2.3), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "EFFECTIVE TIME").

                  SECTION 2.3. EFFECT OF THE MERGER; CLOSING. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The closing of the Merger (the "CLOSING") shall take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the third Business Day after satisfaction or waiver of the latest to occur of the conditions precedent set forth in Article VII, at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio, unless another time, date or location is agreed to in writing by the parties. "BUSINESS DAY" means any day other than Saturday, Sunday or a federal holiday.

                  SECTION 2.4. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the

                                      (6)
officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                  SECTION 2.5. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

                  (a) Unless otherwise determined by the Purchaser before the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (as the same may be amended from time to time in the form mutually agreed between Purchaser and the Company, including any such amendment as shall be required for Purchaser to comply with Section 6.8(a) of this Agreement) until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) The By-Laws of Merger Sub, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

                  SECTION 2.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the following securities:

                  (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.7(a)) shall be canceled and extinguished and be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section
2.8. All such Shares, when so converted, will no longer be outstanding and will automatically be canceled


                                      (7)
and retired and will cease to exist, and each holder of a certificate formerly representing any such Share will cease to have any rights with respect thereto, except the right to receive the Per Share Amount therefor upon the surrender of such certificate in accordance with Section 2.8. Any payment made pursuant to this Section 2.6(a) will be made net of applicable withholding taxes to the extent such withholding is required by law.

                  (b) Each Share held in the treasury of the Company and each Share owned by the Purchaser or any direct or indirect wholly owned subsidiary of the Purchaser immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

                  (c) Each share of common stock, par value $.Ol per share, of Merger Sub issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.Ol per share, of the Surviving Corporation.

                  SECTION 2.7.  DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Delaware Law (including but not limited to ss.262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("DISSENTING SHARES"), shall not be converted into or represent a right to receive cash pursuant to Section 2.6, but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

                  (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Shares who demands appraisal of his Shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in Section 2.6(a), without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares.

                  (c) The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of the Purchaser, settle or offer to settle any such demands.

                                       (8)

                  SECTION 2.8. SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

                  (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "EXCHANGE AGENT") to receive the funds necessary to make the payments contemplated by Section 2.6. At the Effective Time, the Purchaser shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.6.

                  (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) (the "CERTIFICATE(S)") may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending one year after the Effective Time. The Purchaser agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates for cancellation, together with such materials, the Purchaser shall cause the Exchange Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such Certificate. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser or in the treasury of the Company) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

                  (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Purchaser or the Exchange Agent that such tax either has been paid or is not payable.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as

                                      (9)
provided in Section 2.6(a). No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

                  (e) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Purchaser all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser or in the treasury of the Company) may surrender such Certificate to the Purchaser and (subject to applicable abandoned property, escheat and similar laws) receive in consideration thereof the aggregate Per Share Amount relating thereto, without any interest or dividends thereon.

                  (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.8(c), stock transfer taxes payable by such holder.

                  (g) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Amount deliverable in respect thereof as determined in accordance with Section 2.6; provided that the Person to whom the Per Share Amount is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                  SECTION 2.9.  STOCK PLANS AND WARRANT AGREEMENTS.

                  (a) The Company shall use all reasonable efforts (which include, but are not limited to, satisfying the requirements of Rule 16b-3(e) which is promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, upon consummation of the Merger, (i) each then outstanding option to purchase Shares (the "OPTIONS") granted under any of the Company's stock option plans referred to in Section 4.2, each as amended (collectively, the "OPTION PLANS"), and (ii) each then outstanding warrant to purchase Shares (the "WARRANTS") granted under any of the warrant agreements referred to in Section 4.2, each as amended (collectively, the "WARRANT AGREEMENTS"), whether or not then exercisable or vested, shall be acquired by the Company for cancellation in consideration of payment to the holders of such Options and Warrants of an amount in respect thereof equal to the

                                      (10)
product of (A) the excess, if any, of the Per Share Amount over the per share exercise price thereof and (B) the number of Shares subject thereto (such payment to be net of applicable withholding taxes); provided that the Company shall obtain any consents required of holders of Options and Warrants to effect the foregoing. As promptly as practicable following the consummation of the Offer, the Purchaser shall provide the Company with the funds necessary to pay in full the consideration payable to holders of Options and Warrants under this
Section 2.9(a).

                  (b) Except as provided herein or as otherwise agreed to by the parties, (i) the Company shall cause the Option Plans and Warrant Agreements to terminate as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no person, including any holder of Options or Warrants or any participant in the Option Plans, shall have any right to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.


                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF THE

                            PURCHASER AND MERGER SUB

                  The Purchaser and Merger Sub represent and warrant to the Company as follows:

                  SECTION 3.1. CORPORATE ORGANIZATION. Each of the Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

                  SECTION 3.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement by the Purchaser and Merger Sub and the consummation by the Purchaser and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and Merger Sub and no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Purchaser or Merger Sub, the performance by the Purchaser or Merger Sub of their respective obligations hereunder and the consummation by the Purchaser or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar

                                      (11)
laws, now or hereinafter in effect, affecting creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 3.3.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Purchaser and Merger Sub do not, and the performance of this Agreement by the Purchaser and Merger Sub will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Purchaser or Merger Sub or by which any of their property is bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of either the Purchaser or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Purchaser or Merger Sub pursuant to, any contract, instrument, permit, license or franchise to which the Purchaser or Merger Sub is a party or by which the Purchaser or Merger Sub or any of their property is bound or affected; except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults that individually and in the aggregate would not have or result in a material adverse effect on the business, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, or be reasonably expected to prevent or materially impair or delay the consummation by Purchaser or Merger Sub of the transactions contemplated hereby (each a "Purchaser Material Adverse Effect").

                  (b) Except for applicable requirements, if any, of the Exchange Act, under Competition Laws (as defined below), and filing and recordation of appropriate merger documents as required by Delaware Law, neither the Purchaser nor Merger Sub is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, the failure of which to submit would have a Purchaser Material Adverse Effect. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by either the Purchaser or Merger Sub in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would have a Purchaser Material Adverse Effect. "Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint


                                      (12)
of trade, and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, to the extent applicable, equivalent laws of the European Union or the Member States thereof, Canada and any other country in which the Company or its Subsidiaries has operations or derives revenue.

                  SECTION 3.4. FINANCING ARRANGEMENTS. The Purchaser has received a commitment letter (the "Commitment Letter") from DLJ Capital Funding, Inc., DLJ Bridge Finance, Inc. and Donaldson Lufkin & Jenrette Securities Corporation (collectively, "DLJ") dated October 7, 1998, whereby DLJ has committed, upon the terms and subject to the conditions set forth therein, to provide debt financing to Purchaser in the amount of up to $325.0 million (the "Financing"). Purchaser has delivered a complete and correct copy of such letter as in effect on the date hereof to the Company. As of the date hereof, Purchaser believes that the aggregate proceeds of the Financing will be sufficient to (i) pay the Per Share Amount with respect to all outstanding Shares, Options (less the exercise price thereof) and Warrants (less the exercise price thereof) and to perform the obligations of Purchaser and Merger Sub hereunder and (ii) together with cash available to the Surviving Corporation, perform the obligations of the Surviving Corporation under this Agreement. Neither Purchaser nor Merger Sub knows of any fact or circumstance that it believes will prevent it from obtaining the Financing. In addition, Purchaser and Merger Sub represent and warrant to the Company that the Information (as defined in the Commitment Letter but excluding Information provided in writing to Purchaser or Merger Sub by the Company), as supplemented as contemplated by the Commitment Letter, is (or will be, in the case of Information made available after the date hereof) complete and correct in all material respects and does not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made.

                  SECTION 3.5. NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

                  SECTION 3.6. BROKERS. Except for DLJ, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Purchaser or Merger Sub that is or will be payable by the Company or any of its Subsidiaries. Purchaser and Merger Sub are solely responsible for the fees and expenses of DLJ.

                                      (13)

                  SECTION 3.7. OFFER DOCUMENTS; PROXY STATEMENTS. (a) None of the information supplied by the Purchaser, Merger Sub, their respective officers, directors, representatives, agents or employees (the "PURCHASER INFORMATION"), for inclusion in the Proxy Statement (as defined in Section 4.9), or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Stockholders' Meeting (as defined in Section 4.9), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. Neither the Offer Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Purchaser and Merger Sub do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                           (b) If required, the Rule 13e-3 Transaction Statement
on Schedule 13E-3 to be filed with the SEC under the Exchange Act and/or mailed to the stockholders of the Company in connection with the Offer and the Merger (including any amendment or supplement thereto, the "Schedule 13E-3") (i) will not, at the date such Schedule 13E-3 is filed with the SEC and/or mailed to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by Purchaser or Merger Sub with respect to statements made in the Schedule 13E-3 based on information supplied by the Company specifically for inclusion therein.


                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                      (14)

                  Except as set forth on the Disclosure Schedule to this Agreement (the "DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to the Purchaser and the Merger Sub as follows:

                  SECTION 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and (ii) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause (ii) for failures which, when taken together with all other such failures, would not have a Company Material Adverse Effect (as defined below in this Section 4.1). Section 4.1 of the Disclosure Schedule lists each of the Company's Subsidiaries and their respective jurisdictions of incorporation or organization. The term "SUBSIDIARY" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company that is or can be reasonably expected to be materially adverse to the business, assets, properties (including intangible properties), condition (financial or otherwise), results of operations, prospects (other than changes in general economic conditions but including changes in the industry in which the Company operates), liabilities or regulatory status of the Company and the Subsidiaries taken as a whole. The Company has previously delivered to Purchaser a complete and correct copy of each of its Certificate of Incorporation and By-Laws, as currently in effect.

                  SECTION 4.2. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 35,000,000 shares of common stock, $.01 par value, of the Company (the "Company Common Stock") and 1,000,000 shares of preferred stock, $.01 par value, of the Company (the "COMPANY PREFERRED STOCK"). As of the close of business on the date one business day prior to the date hereof, (i) 9,109,542 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (ii) 260,000 shares of Company Common Stock were held in the treasury of the Company,
(iii) no shares of Company Preferred Stock were issued or outstanding, (iv) 1,200,000 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans listed on Schedule 4.2(a) of the Disclosure Schedule in the

                                      (15)
amounts stated in such schedule and (v) 4,500 shares of Company Common Stock were reserved for issuance upon the exercise of currently outstanding warrants issued under the warrant agreements listed on Schedule 4.2(a) of the Disclosure Schedule. Except as disclosed in the SEC Reports (as defined below) or on
Schedule 4.2(a) of the Disclosure Schedule, there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests,
(ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                           (b) Except as set forth on Schedule 4.2(b) of the
Disclosure Schedule and except for directors' qualifying shares (i) all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are beneficially owned, directly or indirectly, by the Company and (ii) neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.


                  SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Purchaser and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought..

                                      (16)

                  SECTION 4.4.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                           (a) The execution and delivery of this Agreement by
the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or by which its property is bound or affected,
(ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company, or (iii) except as set forth on Exhibit F, result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any contract, instrument, permit, license or franchise to which the Company is a party or by which the Company or its property is bound or affected, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                           (b) Except for applicable requirements, if any, of
the Exchange Act, under Competition Laws, and filing and recordation of appropriate merger or other documents as required by Delaware Law, "takeover" or "blue sky" laws of various states, the Company is not required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would have a Company Material Adverse Effect. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would have a Company Material Adverse Effect.

                  SECTION 4.5.  SEC FILINGS; FINANCIAL STATEMENTS.

                           (a) The Company has filed all forms, reports and
documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1995, and has heretofore delivered or made available to the Purchaser, in the form filed with the SEC, its (i) Annual Reports on Form 10-K SB for the fiscal years ended September 30, 1995, 1996 and 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since October 1, 1995 and (iv) all other forms, reports or registration statements (other than reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC pursuant to the Exchange Act since October 1, 1995 (collectively, whether filed before, on or after


                                      (17)
the date hereof, the "SEC REPORTS"). The SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act and the Securities Act of 1933 (the "Securities Act"), as the case may be, and the applicable rules and regulations of the SEC thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) The consolidated financial statements contained
in the SEC Reports were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which should not be materially adverse to the Company and its Subsidiaries taken as a whole.

                           (c) Except as reflected or reserved against in the
consolidated financial statements contained in the SEC Reports filed prior to the date hereof or otherwise disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which in the aggregate would have a Company Material Adverse Effect or which would be required to be set forth in consolidated financial statements in accordance with GAAP.

                  SECTION 4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since September 30, 1997, except as contemplated by this Agreement or as set forth in the SEC Reports filed prior to the date hereof, (i) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practices; (ii) there has not been:

                  (a) any change which would have a Company Material Adverse Effect;

                  (b) any strike, picketing, work slowdown or other labor disturbance having a Company Material Adverse Effect;

                  (c) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company having a Company Material Adverse Effect;

                  (d) any redemption or other acquisition of Company Common Stock by the Company or any declaration or payment of any

                                      (18)
dividend or other distribution in cash, stock or property with respect to Company Common Stock, except for purchases heretofore made pursuant to the terms of the Company's employee benefit plans before the date hereof;

                  (e) any change by the Company in accounting principles except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Reports; and

                  (iii) the Company and its Subsidiaries have not taken action that if taken after the date hereof would constitute a violation of Section 5.1 hereof.

                  SECTION 4.7. LITIGATION. Except as disclosed in the SEC Reports filed prior to the date hereof, there are no claims, actions, suits, proceedings or investigations of any nature pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which are reasonably likely to have a Company Material Adverse Effect. As of the date hereof, the Company is not subject to any order, judgment, injunction or decree which has had or would have or result in a Company Material Adverse Effect.

                  SECTION 4.8. EMPLOYEE BENEFIT PLANS. (a) Schedule 4.8(a) of the Disclosure Schedule sets forth a list of all material employee welfare benefit plans (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or its Subsidiaries (together, the "EMPLOYEE PLANS") and any employment severance or termination agreement. The Company has made or will make available to the Purchaser true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service ("IRS") determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of Code. True and complete copies of the (i) most recent annual actuarial valuation report, if any, (ii) last filed Form 5500 together with Schedule A and/or B thereto, if any, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, (iv) most recent annual and periodic accounting of related plan assets, if any, and (v) such other materials with respect to the Employee Plans reasonably requested by Purchaser in each case, relating to the Employee Plans, have


                                      (19)
been or will be delivered to the Purchaser and are, or will be, correct in all material respects.

                  (b) Except to the extent that any of the following, either alone or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company nor, to the Company's knowledge, any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company or any Employee Plan; (ii) all Employee Plans are and have been at all times in compliance in all respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement) and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, which have been asserted or instituted against the Company, any Employee Plan or the assets of any trust for any Employee Plan, nor, to the knowledge of the Company, is there any basis for one; (iii) each Employee Plan intended to be qualified under
Section 401(a) of the Code, is so qualified, and has heretofore been determined by the IRS to be so qualified; (iv) neither the Company nor any trade or business which, together with the Company, is treated as a single employer under
Section 414(t) of the Code (an "ERISA Affiliate") has, or at any time has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or
Section 413(c) of the Code; (v) with respect to each group health plan benefiting any current or former employee of the Company, or any ERISA Affiliate, that is subject to Section 4980B of the Code, the Company and any ERISA Affiliate, have complied with (A) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and
(B) the Health Insurance Portability and Accountability Act of 1996; (vi) all
(A) insurance premiums required to be paid with respect to, (B) benefits, expenses, and other amounts due and payable under, and (C) contributions, transfers, or payments required to be made to, any Employee Plan prior to the Effective Time will have been paid, made or accrued on or before the Effective Time; (vii) with respect to any insurance policy providing funding for benefits under any Employee Plan, (A) there is no liability of the Company or any of its Subsidiaries, in the nature of a retroactive rate

                                      (20)
adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent; (viii) no Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Employee Plan, or (C) deferred compensation benefits reflected on the books of the Company; (ix) except as disclosed in
Schedule 4.8(b), the execution and performance of this Agreement will not (A) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company's Subsidiaries to any officer, employee, or former employee (or dependents of such employee), or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of the Company; (x) except as disclosed in Schedule 4.8(b), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code); (xi) except as disclosed in Schedule 4.8(b), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any affiliate of the Company under any contract, Employee Plan, program, arrangement or understanding currently in effect; (xii) neither the Company nor any ERISA Affiliate has any current or future liability with respect to any "employee benefit plans" (within the meaning of Section 3(3) of ERISA), other than the Employee Plans, previously maintained or contributed to by the Company, any ERISA Affiliate or any predecessor to either thereof, or to which the Company, any ERISA Affiliate, or any such predecessor previously had an obligation to contribute.

                  SECTION 4.9. OFFER DOCUMENTS; PROXY STATEMENT. (a) The proxy statement to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "COMPANY STOCKHOLDERS' MEETING") or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT"), at the date mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting (i) will comply in all material respects with the applicable

                                      (21)
requirements of the Exchange Act and the rules and regulations thereunder and
(ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the Exchange Act and the rules and regulations thereunder. Neither the
Schedule 14D-9 nor any of the information relating to the Company or its affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule 14D-1 or the Offer Documents will, at the respective times the
Schedule 14D-9, the Schedule 14D-1 and the Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company with respect to any information supplied by the Purchaser or Merger Sub specifically for inclusion in the Proxy Statement or the
Schedule 14D-9.

                  (b) None of the information provided by the Company specifically for use in any Schedule 13E-3 will at the time the Schedule 13E-3 or any amendments thereto are so filed and/or mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.10. BROKERS. Except for Allen & Company Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to the Purchaser true and complete information concerning the financial arrangements between the Company and Allen & Company pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder.

                  SECTION 4.11. CONTROL SHARE ACQUISITION. The Board of Directors has taken all action necessary to render Section 203 of Delaware Law inapplicable to the Offer, the Merger, this Agreement, the Voting and Option Agreement and any of the transactions contemplated hereby and thereby.

                  SECTION 4.12. CONDUCT OF BUSINESS. (a) Except as disclosed in the SEC Reports filed prior to the date hereof, the business of the Company is not being conducted in default or violation of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other

                                      (22)
instrument or agreement of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice, or has knowledge of any claim, alleging any such violation, except for such violations that individually and in the aggregate would not have or result in a Company Material Adverse Effect.

                  (b) The Company and its Subsidiaries hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of any governmental authority, domestic or foreign, or other Persons necessary for the ownership, leasing, operation, occupancy and use of their respective property and assets and the conduct of their respective businesses as currently conducted ("PERMITS"), except where the failure to hold such Permits individually and in the aggregate would not have or result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as individually and in the aggregate would not have or result in a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as individually and in the aggregate would not have or result in a Company Material Adverse Effect.

                  (c) The Company has provided to Purchaser information as to the standard booth rental rates for space at the Company's 1996, 1997 and 1998 trade shows that, to the best knowledge of the Company, is complete and accurate in all material respects.


                  SECTION 4.13.  TAXES.

                  (a) Except as would not, either individually or in the aggregate, have a material adverse effect, (i) the Company has timely filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes

                                      (23)
required to be withheld with respect to the Company have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, (iii) the reserve for Taxes set forth on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 is adequate for the payment of all Taxes through the date thereof and no Taxes have been incurred after September 30, 1997 which were not incurred in the ordinary course of business, (iv) no Federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed, and (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes.

                  (b) The Company has not filed a consent to the application of
Section 341(f) of the Code.

                  (c) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

                  (d) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

                  (e) The Company has not been a member of an affiliated group filing consolidated or combined Tax Returns other than a federal income tax group the common parent of which is the Company.

                  (f) For purposes of this Agreement, "TAXES" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

                  (g) For purposes of this Agreement, "TAX RETURN" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

                                      (24)

                  (h) Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes (including, without limitation, any New York State Real Estate Transfer Tax) and any other fees and similar taxes which become payable in connection with the Merger (collectively, "TRANSFER TAXES"). From and after the Effective Date, Purchaser shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Shares, all Transfer Taxes.


                  Section 4.14.  INTELLECTUAL PROPERTY.

                  (a) Schedule 4.14 of the Disclosure Schedule contains a true and complete list of all (i) patents and patent applications, (ii) trademark and service mark registrations and applications, (iii) Computer Software (as hereinafter defined)(excluding Computer Software generally available for purchase by the public), (iv) copyright registrations and applications for works other than the magazines and Web site, and a description of the procedure followed in registering copyrights in the magazines and Web site, (v) Internet domain names used or held for use in connection with the business of the Company and (vi) all material licenses related to the foregoing.

                  (b) The term "COMPUTER SOFTWARE" shall mean (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing.

                  (c) Except as set forth in Schedule 4.14(c) of the Disclosure Schedule, the Company owns or has the valid right to use all intellectual property used by it in connection with its business, including: (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code); (iii) trade secrets and the right to limit the use or disclosure thereof; (iv) copyrights in all works, including software programs and mask works; and (v) domain names (collectively "INTELLECTUAL

                                      (25)

PROPERTY"), except where the failure to own or have the valid right to use the Intellectual Property would not have a Company Material Adverse Effect.

                  (d) Except as set forth in Schedule 4.14(d) of the Disclosure Schedule, all grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company as currently conducted (i) are valid, subsisting, in proper form and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned.

                  (e) Except as set forth in Schedule 4.14(e) of the Disclosure Schedule, to the Company's knowledge, (i) there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements which would not have a Company Material Adverse Effect, and (ii) the conduct of the businesses of the Company as currently conducted does not conflict with or infringe any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect. Except as set forth in Schedule 4.14(e) of the Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property, except for claims, suits, actions or proceedings which would not have a Company Material Adverse Effect.

                  (f) All consents, filings and authorizations by or with third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, except where the failure to have obtained such consents, filings or authorizations would not have a Company Material Adverse Effect.

                  (g) Except as set forth in Schedule 4.14(g) of the Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property, except for breaches which would not have a Company Material Adverse Effect.

                  (h) Except as set forth in Schedule 4.14(h) of the Disclosure Schedule, no former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

                  Section 4.15.     CONTRACTS.

                                      (26)

                  (a) Other than the contracts or agreements of the Company included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998, or any periodic filing made pursuant to the Exchange Act (the "MATERIAL CONTRACTS"), and contracts or agreements between the Company and its wholly owned Subsidiaries or between wholly owned Subsidiaries of the Company, each of the following contracts and agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound (contracts and agreements of the types described below being "IDENTIFIED CONTRACTS") has been previously delivered to Purchaser, in each case as such Identified Contract is in effect on the date hereof:

                   (i) contracts and agreements for the purchase of inventories, goods or other materials by, or for the furnishing of services to, the Company or any of its Subsidiaries that (A) require payments by the Company or any of its Subsidiaries in excess of $25,000 and (B) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty;

                   (ii) contracts and agreements for the sale of inventories, goods or other materials, or for the furnishing of services, by the Company or any of its Subsidiaries that (A) require payments to the Company or any of its Subsidiaries in excess of $100,000 and (B) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty;

                   (iii) manufacturer's representative, sales agency and distribution contracts and agreements that (A) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty, or (B) are otherwise material;

                   (iv) contracts and agreements (A) governing the terms of indebtedness, or guarantees of indebtedness, of, or secured by assets of, the Company or any of its Subsidiaries in excess of $100,000 principal amount in the aggregate, or (B) governing the terms of "synthetic" or capital leases pursuant to which the Company or any of its Subsidiaries has financial obligations in excess of $100,000, or (C) providing for all obligations of the Company and its Subsidiaries in respect of interest rate swap or similar agreements, commodity swaps or options or similar agreements or foreign currency hedge, exchange or similar agreements or any other derivative instrument;

                   (v) shareholder, voting trust or similar contracts and agreements relating to the voting of shares or other equity or debt interests of the Company or any of its Subsidiaries;

                                      (27)

                   (vi) contracts and agreements entered into since January 1, 1995 providing for the acquisition or disposition of assets having a value in excess of $500,000 other than sales or purchases of inventories in the ordinary course of business and sales of obsolete equipment;

                   (vii) all of the leases, subleases, licenses and other agreements relating to or constituting real property, each with a term of one year or more and an annual payment obligation in excess of $50,000;

                   (viii) joint venture agreements, partnership agreements and other similar contracts and agreements involving a sharing of profits and expenses;

                   (ix) contracts and agreements governing the terms of indebtedness of third parties (A) owed to the Company or any of its Subsidiaries, other than receivables arising from the sale of goods or services, or loans or advances not exceeding $60,000 in the aggregate made to employees of the Company or any of its Subsidiaries, by the Company or such Subsidiary in the ordinary course of business consistent with past practice, or (B) to or guaranteed by the Company or any of its Subsidiaries;

                   (x) contracts and agreements prohibiting or materially restricting the ability of the Company or any of its Subsidiaries to conduct its business, to engage in any business or operate in any geographical area or to compete with any Person, other than (A) distribution (including independent sales representative) contracts and agreements that have a term of less than one year or are terminable by the Company or any Subsidiary of the Company party thereto, as the case may be, on notice of six months or less without penalty, and, in each case, which are not material to the Company and its Subsidiaries taken as a whole and (B) supplier and customer agreements relating to non-disclosure of confidential information of the other party which are not material to the Company and its Subsidiaries taken as a whole;

                   (xi) contracts and agreements providing for future payments that are conditioned, in whole or in part, on a change in control of the Company or any of its Subsidiaries; and

                   (xii) contracts and agreements that are material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company and its Subsidiaries taken as a whole.

                  (b) Each contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the actual knowledge of the Company, any other Person, is in breach of, or default under, any such contract or agreement, and no event has occurred that with

                                      (28)
notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the actual knowledge of the Company, any other Person, except for such failures to be in full force and effect and such breaches and defaults as individually and in the aggregate would not have or result in a Company Material Adverse Effect.

                  Section 4.16.     ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in the SEC Reports filed prior to the date hereof or as disclosed on Schedule 4.16(a) of the Disclosure Schedule and except for those noncompliance matters that have been and are resolved, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined).

                  (b) Except as disclosed in the SEC Reports filed prior to the date hereof or as disclosed on Schedule 4.16(b) of the Disclosure Schedule, there are no Environmental Claims (as hereinafter defined) pending or, to the actual knowledge of the Company, threatened, against the Company or any of its Subsidiaries that individually or in the aggregate would have or result in a Company Material Adverse Effect.

                  (c) The Company has disclosed and, where requested, made available to Purchaser all material information, including such studies, analyses and test results, in the possession, custody or control of or otherwise known and available to the Company or any of its Subsidiaries relating to the environmental conditions on, under or about any of the properties or assets owned, leased, or operated by any of the Company and its Subsidiaries or any predecessor in interest thereto at the present time or in the past.

                  (d) As used in this Agreement:

                   (i) the term "Environmental Claim" means any written claim, demand, suit, action, proceeding, investigation or notice to the Company or any of its Subsidiaries by any Person or entity alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from the presence, or Release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned, leased, operated or used by the Company or its Subsidiaries;

                   (ii) the term "Environmental Laws" means all Laws relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental

                                      (29)

Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, and (2) the Occupational Safety and Health Act;

                   (iii) the term "Hazardous Substance" means (1) chemicals, pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (2) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (3) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (4) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous; in each case in clauses (1)-(4) above which is regulated under any Environmental Law; and

                   (iv) the term "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting, placing and the like, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

                  Section 4.17. REQUIRED VOTE BY COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote hereon is the only vote of any class of capital stock of the Company required by Delaware law or the Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement and approve the transactions contemplated hereby. Each of the directors and executive officers of the Company has informed the Company that he intends to vote any Shares he owns in favor of approval and adoption of the Merger Agreement.

                  Section 4.18. OPINIONS OF FINANCIAL ADVISOR. The Company has received an opinion of Allen & Company Incorporated to the effect that, as of the date hereof, the consideration to be received by the holders of Shares, Options and Warrants of the Company pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

                  Section 4.19. AFFILIATE TRANSACTIONS. Schedule 4.19 of the Disclosure Schedule contains a complete and correct list of all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Subsidiaries, on the one hand, and Stockholder or any of his affiliates (other than the Company or any of its Subsidiaries), on the other hand, are or have been a party or otherwise bound or affected, and that (i) are currently pending or in effect or (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been,


                                      (30)
are or will be material to the Company and its Subsidiaries taken as a whole.

                  Section 4.20. OPTION AGREEMENTS. Each outstanding option agreement executed in connection with an option grant pursuant to the Option Plans is in substantially the form attached as an exhibit to the Company's 1995 Stock Option Plan.

                  Section 4.21. DISCLOSURE. To the actual knowledge of the Company, this Agreement and each certificate or other instrument required to be furnished by or on behalf of the Company to Purchaser or Merger Sub pursuant hereto at or prior to the Closing, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.1. CONDUCT OF BUSINESS PENDING THE MERGER. (i) The Company covenants and agrees that, between the date of this Agreement and the Effective Time or earlier termination of this Agreement, unless the Purchaser shall otherwise consent in writing:

                  (a) the business of the Company shall be conducted only in, and the Company s all not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company will use its reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations.

                  (b) the Company will not amend its Certificate of Incorporation or By-Laws;

                  (c) the Company will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; and neither the Company nor any of its Subsidiaries will
(i) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries, other than (A) issuances of Shares pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and previously disclosed to the

                                      (31)

Purchaser in writing (including as disclosed in the SEC Reports) or (B) issuances to employees pursuant to any of the Option Plans of stock options to purchase in the aggregate up to 10,000 shares of Common Stock which options are exercisable at a price (which price shall be set no earlier than after the tenth trading day following the date of this Agreement) equal to or greater than fair market value (as defined in the relevant Option Plan) on the date of grant; (ii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than under lines of credit existing on the date hereof; (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or other securities; or (iv) enter into, amend, terminate, renew or fail to use reasonable efforts to renew in any material respect any (x) Material Contract or (y) Identified Contract except in the ordinary course of business consistent with past practice;

                  (d) except as set forth on Schedule 5.1(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries will, except for normal increases in the ordinary course of business consistent with past practice or pursuant to employment contracts in effect on the date hereof, (i) grant any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee; (ii) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity based, pension, retirement or other employee compensation or benefit plan, program agreement or arrangement; or (iii) enter into or amend in any material respect any employment or collective bargaining agreement or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

                  (e) neither the Company nor its Subsidiaries will change the accounting principles used by it unless required by GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles);

                  (f) except as set forth on Schedule 5.1(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets of any other Person (other than the purchase of assets from suppliers or

                                      (32)
vendors in the ordinary course of business consistent with past practice) for an amount that in the aggregate is material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

                  (g) except as set forth on Schedule 5.1(g) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of its assets except in the ordinary course of business consistent with past practice;

                  (h) neither the Company nor any of its Subsidiaries shall release any third party from its obligations (i) under any existing standstill agreement or arrangement relating to a proposed Acquisition Transaction (as defined in Section 5.2(c)), unless the Board determines in its good faith, reasonable judgment, after consultation with its financial advisors and outside legal counsel, that the failure to do so would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, or (ii) otherwise under any confidentiality or other similar agreement, except for modifications of any such obligations under existing commercial arrangements in the ordinary course of business consistent with past practice;

                  (i) except as set forth on Schedule 5.1(i) of the Disclosure Schedule, the Company and its Subsidiaries shall not mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien on any of its properties or assets;

                  (j) neither the Company nor its Subsidiaries shall compromise, settle, grant any waiver or release relating to or otherwise adjust any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Litigation, except for any such compromise, settlement, waiver, release or adjustment (x) in the ordinary course of business consistent with past practice, or involving a payment by the Company or any of its Subsidiaries not in excess of $50,000 in the aggregate, or (y) set forth on Schedule 5.1(j) of the Disclosure Schedule, following prior notice to and consultation with the Purchaser; and

                  (k) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

                  (ii) Purchaser and Merger Sub covenant and agree that, between the date of consummation of the Offer and the Effective Time or earlier termination of this Agreement, the business of iWorld shall be conducted only in, and neither Purchaser nor Merger Sub shall take any action except in, the ordinary course of business (as in effect with respect to the iWorld Assets (as

                                      (33)
defined in Section 6.10) as of the date of consummation of the Offer) and in a manner consistent with iWorld's past practice; and Purchaser and Merger Sub will use their reasonable efforts to preserve substantially intact the business organization of iWorld, to keep available the services of the present officers, employees and consultants of the Company with respect to iWorld and to preserve the present relationships of iWorld with customers, suppliers and other Persons with which iWorld has significant business relations.

                  Section 5.2. NO SHOPPING. (a) The Company and its subsidiaries will not, directly or indirectly, through any officer, director, agent, financial adviser, attorney, accountant or other representative or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, an Acquisition Transaction or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek an Acquisition Transaction; PROVIDED, that, prior to the purchase of and payment for Shares by Purchaser pursuant to the Offer and prior to such time as Purchaser shall have nominated and the Company shall have caused Purchaser's nominees to constitute a majority of the Board of Directors (provided that the Company has complied with the requirements set forth in Section 1.3 of this Agreement), the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party that the Board of Directors determines, in its good faith and reasonable judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel, is a Superior Proposal,
(i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if the Board of Directors determines, in good faith and reasonable judgment after consultation with its financial advisors and outside legal counsel, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law and (ii) take and disclose to the Company's stockholders a position with respect to the Merger or another Acquisition Transaction proposal, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 under the Exchange Act.

                  (b) Except as expressly permitted by this Section 5.2(b), neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser or Merger Sub, the approval or recommendation by the Board of Directors or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Transaction, or (iii) cause the Company to enter into any letter of intent, agreement in

                                      (34)
principle, acquisition agreement or other similar agreement related to any Acquisition Transaction (each, an "ACQUISITION AGREEMENT"). Notwithstanding the foregoing, prior to the purchase of and payment for Shares by Purchaser pursuant to the Offer and prior to such time as Purchaser shall have nominated and the Company shall have caused Purchaser's nominees to constitute a majority of the Board of Directors (provided that the Company has complied with the requirements set forth in Section 1.3 of this Agreement), in response to an unsolicited Acquisition Transaction proposal, if the Board of Directors determines, in its good faith, reasonable judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses
(i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, the Board of Directors may withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, approve or recommend an Acquisition Transaction, cause the Company to enter into an Acquisition Agreement or terminate this Agreement pursuant to Section 8.1(d)(iii); PROVIDED, however, that the Merger Agreement may not be terminated until after the expiration of the Offer.

                  (c) The Company will (i) immediately (and in any event, no later than one business day after receipt) advise Purchaser in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 5.2(a), specifying the material terms and conditions of such proposed Acquisition Transaction and (ii) keep Purchaser reasonably informed of the status of any such request or proposed Acquisition Transaction. If any such inquiry or proposal is in writing, the Company shall promptly deliver to Purchaser a copy of such inquiry or proposal.

                  (d) For purposes of this Agreement, (i) "ACQUISITION TRANSACTION" means (other than the transactions contemplated by this Agreement)
(x) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its Subsidiaries, (y) acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions which is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in the Company, or (z) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of the Company and (ii) "SUPERIOR PROPOSAL" means a proposed Acquisition Transaction involving at least 50% of the shares of capital stock or a material portion of the assets of


                                      (35)
the Company that the Board of Directors determines, after consulting with the Company's financial advisors and outside counsel, to be more favorable to the Company's stockholders than the Merger.


                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

                  SECTION 6.1. PROXY STATEMENT. (a) If required by applicable law in order to consummate the Merger, as promptly as practicable after the purchase of and payment for Shares by Purchaser pursuant to the Offer, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to its stockholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Board of Directors that stockholders of the Company approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The Company agrees not to mail the Proxy Statement to its stockholders until Purchaser confirms that the information provided by Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Purchaser and Merger Sub, so supplement the Proxy Statement and mail such supplement to its stockholders.

                  (b) If required, the Company, Purchaser and Merger Sub shall cooperate with one another in the preparation and filing of the Schedule 13E-3 and shall use all reasonable efforts to promptly obtain and furnish the information required to be included in the Schedule 13E-3 and to respond promptly to any comments or requests made by the SEC with respect to the
Schedule 13E-3. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Schedule 13E-3, and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Purchaser and Merger Sub each agrees to correct any information provided by it for use in the Schedule 13E-3 which shall have become, or is false or misleading..

                  SECTION 6.2. MEETING OF STOCKHOLDERS OF THE COMPANY. (a) If required by applicable law in order to consummate the Merger, following the purchase of and payment for Shares by Purchaser pursuant to the Offer, the Company shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws to convene the Company Stockholders Meeting. The Company shall use its best efforts to

                                      (36)
solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote or consent of stockholders required by Delaware Law to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

                  (b) Notwithstanding Section 6.2(a) hereof, in the event that Purchaser, the Merger Sub or any other Subsidiary of Purchaser acquires at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree, at the request of Purchaser or Merger Sub, to take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 253 of Delaware Law without a meeting of stockholders of the Company as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

                  SECTION 6.3. ADDITIONAL AGREEMENTS. The Company, the Purchaser and Merger Sub will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  SECTION 6.4. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Purchaser or Merger Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.5.  ACCESS TO INFORMATION.


                                      (37)

                  (a) From the date hereof to the Effective Time, the Company shall, and shall cause each of its subsidiaries, its officers, directors, employees, auditors and agents to, afford the Purchaser Representatives (as defined in Section 6.5(b)) reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish the Purchaser and Merger Sub with all financial, operating and other data and information as the Purchaser or Merger Sub, through the Purchaser Representatives, may reasonably request.

                  (b) The Purchaser agrees that it shall, and shall cause its affiliates and each of their respective officers, directors, employees, financial advisors, agents and other authorized representatives (the "PURCHASER REPRESENTATIVES"), to hold in strict confidence all data and information obtained by them from the Company (unless such information is or becomes publicly available without the fault of any of the Purchaser Representatives or public disclosure of such information is required by law in the opinion of counsel to the Purchaser) and shall insure that the Purchaser Representatives do not disclose such information to others without the prior written consent of the Company. Notwithstanding anything herein to the contrary, the terms of the Confidentiality Agreement, dated September 23, 1998 (the "CONFIDENTIALITY AGREEMENT"), executed by the Purchaser shall remain in full force and effect.

                  (c) In the event of the termination of this Agreement, the Purchaser shall, and shall cause its affiliates to, return promptly every document furnished to them by the Company or any of its representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause the Purchaser Representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

                  SECTION 6.6. PUBLIC ANNOUNCEMENTS. The Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

                  SECTION 6.7. BEST EFFORTS; COOPERATION. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act and the HSR Act. The parties shall cooperate in responding to inquiries


                                      (38)
from, and making presentations to, regulatory authorities. In addition, Purchaser and Merger Sub shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the Financing.

                  SECTION 6.8.  AGREEMENT TO DEFEND AND INDEMNIFY.

                           (a) The Certificate of Incorporation and By-Laws of
the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciary, agents of the Company or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements (the "INDEMNIFIED PARTIES") and such Certificate of Incorporation of the Surviving Corporation shall include provisions providing for advancement of expenses to such Indemnified Parties in accordance with Article VII of the Company's certificate of incorporation and in accordance with Section 145 of Delaware Law. It is understood and agreed that the Company shall, to the fullest extent permitted under Delaware law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Purchaser will cause the Surviving Corporation, to the fullest extent permitted under Delaware Law, to indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including without limitation liabilities arising out of this transaction, to the extent that it was based on the fact that such Indemnified Party is or was a director, officer or employee of the Company and arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and FURTHER, PROVIDED, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 6.8 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the


                                      (39)
outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that the Surviving Corporation will not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of its Board of Directors, for a cost not exceeding such amount. This Section 6.8 shall survive the consummation of the Merger. The Purchaser shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of the Purchaser and the Surviving Corporation under this Section 6.8. Notwithstanding Section 9.7 hereof, this Section 6.8 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

                  Section 6.9. EMPLOYEE BENEFITS. At the Effective Time, the Surviving Corporation shall continue as the Plan Sponsor of each Employee Plan. Each of the parties hereto agrees that participants' rights to the employer-provided benefits for nonunion employees under the Employee Plans as in effect as of the Effective Time shall be continued under the same or an equivalent plan and shall not be reduced for at least one year following the Effective Time, except (i) to the extent provided in Section 2.9 hereof or (ii) as required by applicable law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective Time). Thereafter, such participants shall in any event be credited with their service with the Company in determining their right to participate and vesting under any successor Employee Plans.

                  Section 6.10. RELATED AGREEMENTS. At the Effective Time, (i) Purchaser shall cause (A) all assets (the "iWorld Assets") of iWorld Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company to be contributed to a newly formed Delaware limited liability company ("iWorld") and

                                      (40)

(B) the acquisition by the Stockholder and/or one or more Persons under his control (such acquisition to be structured by the parties hereto so as to comply with the Securities Act) of 80.1% of the equity interests in iWorld for an aggregate purchase price of $18.0 million and (ii) (A) the agreement in substantially the form attached hereto as Exhibit A (the "iWORLD AGREEMENT"),
(B) the Services Agreement between iWorld and Purchaser in substantially the form attached hereto as Exhibit B, (C) the Trademark Licensing Agreement between iWorld and Purchaser in substantially the form attached hereto as Exhibit C, (D) the Warrant Agreement between Purchaser, the Stockholder and iWorld in substantially the form attached hereto as Exhibit D and (E) the Consulting Agreement between Purchaser and the Stockholder in substantially the form attached hereto as Exhibit E shall each be duly executed and delivered by the parties thereto. Schedule 6.10 sets forth a substantially complete list of the iWorld Assets. The Purchaser and the Company shall each use their best efforts to reach a definitive agreement regarding which of the Company's assets shall constitute all of the iWorld Assets.

                   Section 6.11. TRANSFER TAXES. The Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes (including, without limitation, any New York State Real Estate Transfer Tax) and any other fees and similar taxes which become payable in connection with the Merger (collectively, "TRANSFER TAXES"). From and after the Effective Date, the Purchaser shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Shares, all Transfer Taxes.

                   Section 6.12. FINANCIAL STATEMENTS; FINANCING. (a) The Company shall provide to the Purchaser, no later than October 20, 1998, unaudited financial statements (without accompanying notes) for the Company's fiscal year ended September 30, 1998, and shall provide to the Purchaser, no later than November 15, 1998, audited financial statements (including accompanying notes) for such fiscal year.

                  (b) Upon request of the Purchaser and subject to Section 6.5 of this Agreement, the Company shall provide to the Purchaser or its representatives such documentation and information as may reasonably be required in connection with the Purchaser obtaining the Financing (including, if DLJ deems it necessary, participation in road show presentations).

                  Section 6.13. Tax Indemnity. The Stockholder agrees to pay and indemnify Purchaser for any liabilities arising from the Company's failure to withhold amounts in respect of income taxes due as a result of the Stockholder's exercise of options to purchase Company Common Stock.

                                      (41)

                                  ARTICLE VII.

                              CONDITIONS OF MERGER

                  Section 7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

                  (a) OFFER. The Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; PROVIDED, that this condition shall be deemed to have been satisfied with respect to the obligation of the Purchaser and Merger Sub to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                  (b) STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by Delaware Law.

                  (c) NO CHALLENGE. No statute, rule, regulation, judgment, writ, decree, order or injunction (whether temporary, preliminary or permanent) shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

                  Section 7.2. CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB TO EFFECT THE MERGER. The obligations of Purchaser and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver of the following condition prior to the Effective Time:

                  (a) The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company required to be performed or complied with by it under this Agreement, including, without limitation, its obligations under Section 5.1 hereof.


                                  ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

                                      (42)

                  SECTION 8.1. TERMINATION. This Agreement may be terminated at any time before the Effective Time, whether before or after stockholder approval:

                  (a) By mutual written consent of the Boards of Directors of the Purchaser and the Company; or

                  (b) By either the Purchaser or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (c) By either the Purchaser or the Company if the Offer has not been consummated within 120 days of the date of this Agreement (unless otherwise extended by the parties hereto); PROVIDED, that no party may terminate this Agreement pursuant to this paragraph (c) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date; or

                  (d) By the Company (i) if there shall be a material breach of any of the Purchaser's or Merger Sub's representations, warranties or covenants hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by Purchaser from the Company, (ii) there shall have been a material breach on the part of Purchaser or Merger Sub of any of their respective covenants or agreements hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by Purchaser from the Company, or (iii) in accordance with Section 5.2(b); PROVIDED that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to the Purchaser the fee described in Section 8.2(b) hereto; PROVIDED, FURTHER, that this Agreement may not be terminated pursuant to this clause (iii) until after the Expiration Date of the Offer; or

                  (e) By the Purchaser, if (i) there shall be a material breach of any of the Company's representations, warranties or covenants hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by the Company from Purchaser or (ii) there shall have been a material breach on the part of the Company of any of its covenants or agreements hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by the Company from Purchaser; or

                  (f) By the Purchaser, at any time prior to the purchase of and payment for the Shares pursuant to the Offer, if (i) the Board of Directors shall withdraw, modify or change its

                                      (43)
recommendation or approval in respect of this Agreement, the Offer or the Merger, (ii) the Board of Directors shall have recommended any proposal other than by the Purchaser in respect of an Acquisition Transaction, (iii) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Purchaser, Merger Sub or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 25% of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not apply to any Person that owns more than 25% of the outstanding Shares on the date hereof or (iv) in the case of clauses (i) and
(ii), the Board of Directors shall have resolved to take any such action; or

                  (g) By either the Purchaser or the Company if the Offer expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; PROVIDED that the termination described in this Section 8.1(g) shall not be effective unless and until the Company shall have paid to the Purchaser the fee described in Section 8.2(b) hereof, if payable pursuant to such provision.


                  SECTION 8.2.  EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Purchaser, Merger Sub or the Company, except (i) as set forth in Sections 6.5 (b) and (c), 8.2(b) and 9.3 hereof and
(ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (b) (i) If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 8.1(e) other than as a result of the occurrence of an act of God that causes the Company to be in such breach, then
(A) the Company shall promptly (but not later than two business days after receipt of notice from Purchaser) pay to Purchaser an amount equal to the Purchaser's actual and reasonably documented Expenses, not to exceed $6.0 million; PROVIDED, HOWEVER, that, if this Agreement is terminated by Purchaser as a result of a willful breach by the Company, Purchaser may pursue any remedies available to it at law or in equity and shall, in addition to its Expenses (which shall be paid as specified above and shall be limited to $6.0 million), be entitled to recover such additional amounts as Purchaser may be entitled to receive at law or in equity; and (B) if (x) at the time of the Company's willful breach of this Agreement, there shall have been a third-party offer or proposal with respect to an Acquisition Transaction which at the time of such termination shall not have been rejected by the Company and the Board of Directors and withdrawn by the third party, and (y) within thirteen months of any

                                      (44)
termination by the Purchaser, the Company or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates an Acquisition Transaction with such offeror or an affiliate thereof, then the Company (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such an Acquisition Transaction, or, if no such agreement is signed then at the closing (and as a condition to the closing) of the Company becoming such a subsidiary or of such Acquisition Transaction, will pay to the Purchaser a fee equal to $10.0 million in cash; provided that in no event shall the termination fee provided for in Section 8.2(b)(ii) be payable if the termination fee referred to in this Section 8.2(b)(i)(B) has been paid.

                  (ii) If (A) the Purchaser shall have terminated this Agreement pursuant to Section 8.1(f), (B) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(iii) or (C) this Agreement is terminated as a result of the Company's material breach of Section 6.2, then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination or event, pay the Purchaser a termination fee of $10.0 million in cash plus an amount, not in excess of $6.0 million, equal to the Purchaser's actual and reasonably documented Expenses, which amount shall be payable by wire transfer to such account as the Purchaser may designate in writing to the Company. No fee or expense reimbursement shall be paid pursuant to this Section 8.2(b) if the Purchaser shall be in material breach of its obligations hereunder.

                  (iii) This Section 8.2(b) will survive any termination of this Agreement. The term "Expenses" means all out-of-pocket fees, costs and other expenses incurred or assumed by Purchaser or Merger Sub or incurred on their behalf in connection with this Agreement or any of the transactions contemplated hereby, including but not limited to in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and the other transactions contemplated hereby, or any commitments or agreements relating to such financing, including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other Persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Merger and any other transactions contemplated hereby or structuring, negotiating or advising with respect to such transactions or such financing, and all fees and expenses of counsel, accountants, experts and environmental, actuarial, insurance and other consultants to Purchaser or Merger Sub.



                                   ARTICLE IX.

                                      (45)

                               GENERAL PROVISIONS

                  SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.8 and Section 6.10 shall survive the Effective Time indefinitely and those set forth in Sections 6.5(b), 6.5(c), 8.2(b) and 9.3 shall survive termination indefinitely.

                  SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a) if to the Purchaser or the Merger Sub:

                           Penton Media, Inc.
                           1100 Superior Avenue
                           Cleveland, OH 44114
                           Attention:  Chief Executive Officer
                           Facsimile: 216-931-9891

                  With a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, OH  44114
                           Attention:  Christopher M. Kelly, Esq.
                           Facsimile:  (216) 579-0212

                  (b) if to the Company:

                           Mecklermedia Corporation
                           20 Ketchum Street
                           Westport, CT  06880
                           Attention:  Alan M. Meckler
                           Facsimile: 203-226-8023


                                      (46)

                  With a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019
                           Attention: William J. Grant, Jr., Esq.
                           Facsimile: (212) 728-8111

                  SECTION 9.3. EXPENSES. Except as expressly set forth in
Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  SECTION 9.4. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

                  (b) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

                  (c) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.

                  SECTION 9.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

                  SECTION 9.7. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Voting and Option Agreement, the iWorld Agreement, the Services Agreement, the Warrant

                                      (47)

Agreement, the Trademark Licensing Agreement, the Consulting Agreement and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

                  SECTION 9.8. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser and Merger Sub may assign all or any of their rights hereunder to any affiliate of the Purchaser provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

                  SECTION 9.10. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by the Purchaser and Merger Sub, and by action taken by or on behalf of the Company's Board of Directors at any time before the Effective Time and at any time before or after approval by the stockholders of the Company; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.11. WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative

                                      (48)
and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

                  SECTION 9.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.


                                      (49)

                  IN WITNESS WHEREOF, the Purchaser, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    MECKLERMEDIA CORPORATION



                                    By:      /S/ ALAN M. MECKLER
                                      ---------------------------------------
                                          Name:  Alan M. Meckler
                                          Title: Chief Executive Officer


                                   PENTON MEDIA, INC.



                                    By:      /s/ THOMAS L. KEMP
                                      ---------------------------------------
                                          Name:  Thomas L. Kemp
                                          Title: Chief Executive Officer


                                    INTERNET WORLD MEDIA, INC.



                                    By:      /s/ THOMAS L. KEMP
                                      ---------------------------------------
                                          Name:  Thomas L. Kemp
                                          Title: President


                                    ALAN M.  MECKLER,  solely with  respect
                                    to Sections  6.10(ii)  and 6.13 of this
                                    Agreement



                                          /s/ ALAN M. MECKLER
                                      ---------------------------------------


                                      (50)

                                                                         ANNEX I

                  CONDITIONS TO THE OFFER. Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer as to any Shares not then paid for (A) unless the following conditions shall have been satisfied: (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock which, together with the shares of Company Common Stock to be acquired by Purchaser from the Stockholder pursuant to Section 7 or Section 11 of the Voting and Option Agreement, represents at least a majority of the number of Shares outstanding on a fully diluted basis (assuming the exercise of all outstanding Options and Warrants) (the "MINIMUM CONDITION"), (ii) any applicable waiting period under the HSR Act shall have expired or been terminated prior to the expiration of the Offer, (iii) Purchaser shall have received the proceeds of the Financing or otherwise obtained funds sufficient to pay the Per Share Amount multiplied by the number of shares tendered and not validly withdrawn pursuant to the Offer and (iv) the Company shall have obtained the consent or approval of each person identified on Exhibit F in connection with the Offer, except those for which the failure to obtain would not have or give rise to a Company Material Adverse Effect or (B) if at any time after the date of this Agreement and before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer,) any of the following conditions exists:

                  (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted, taken or threatened by a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by the Purchaser (or any of its affiliates or subsidiaries) of any material portion of its or the Company's business or assets, or compels the Purchaser (or any of its affiliates or subsidiaries) to dispose of or hold separate any material portion of its or the Company's business or assets, (iii) imposes material limitations on the ability of the Purchaser effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by the Purchaser on all matters properly presented to the stockholders of the Company, (iv) imposes any material limitations on the ability of the Purchaser or any of its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company or (v) which otherwise would have a Company Material Adverse Effect; or

                  (b) there shall be instituted or pending any action or proceeding before any governmental, regulatory or administrative agency or commission of competent jurisdiction seeking any injunction, order, decree, judgment or ruling having any effect set forth in (a) above; or

                  (c) this Agreement shall have been terminated by the Company or the Purchaser in accordance with its terms; or

                  (d) (i) any representation or warranty made by the Company in this Agreement shall not have been true and correct in all material respects when made, or shall have ceased to be true and correct in all material respects as of the Expiration Date (as defined in the Offer Documents) as if made as of such date, or (ii) as of the Expiration Date the Company shall not in all material respects have performed any obligation or agreement and complied with its material covenants to be performed and complied with by it under this Agreement; or

                  (e) there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange (not including any suspension or limitation of trading in any particular security as a result of computerized trading limits or any intraday suspension due to "circuit breakers") or any setting of minimum prices for trading on such exchange, (ii) any banking moratorium declared by the U.S. Federal or New York authorities or any suspension of payments in respect of banks in the United States, or (iii) a decline by 15% or more in the S&P 500 from the level of such index on the date of this Agreement; or

                  (f) the Purchaser and the Company shall have agreed that the Purchaser shall amend the Offer to terminate the Offer or postpone the payment for Shares pursuant thereto; or

                  (e) there shall have occurred any event that, individually or when considered together with any other matter, has had or is reasonably likely in the future to have a Company Material Adverse Effect.

                  The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances (including any action or inaction by the Purchaser) giving rise to any such conditions and may be waived by the Purchaser in whole or in part at any time and from time to time, in each case, in the exercise of the good faith judgment of the Purchaser and subject to the terms of this Agreement. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                    EXHIBIT A

                            FORM OF iWORLD AGREEMENT

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                   IWORLD LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                  AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of IWORLD LLC, a Delaware limited liability company (the "Company"), dated as of _____, 1998, by and among Alan M. Meckler ("Meckler"), Internet World Media, Inc. ("Internet World") and the additional persons and entities listed on EXHIBIT A hereto (the "Members").

                               W I T N E S E T H:

                  WHEREAS, Internet World (the "Original Member") has formed a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, DEL. CODE tit. 6, Section 18-101, ET SEQ., as amended from time to time (the "Act");

                  WHEREAS, pursuant to that certain [Purchase Agreement] dated as of ____, 1998 (the "Purchase Agreement"), the Original Member has agreed to sell an 80.1% interest in the Company to Meckler under the terms and conditions set forth therein;

                  WHEREAS, effective immediately upon consummation of the transactions described in the Purchase Agreement, the Original Member wishes to amend and restate the Agreement to (i) admit Meckler as the Managing Member;
(ii) reduce the Interest of the Original Member; and (iii) provide for the affairs of the Company to be conducted as set forth herein; and

                  WHEREAS, the Members hereby constitute themselves a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:


                                   ARTICLE I.
                             INTRODUCTORY PROVISIONS

                  Section 1.1.  CERTAIN DEFINITIONS.  As used herein:

                  "ACT" shall have the meaning set forth in the preamble.

                  "ADJUSTED CAPITAL ACCOUNT" means the Capital Account Balance of a Member increased by such Member's share of "partner minimum gain" and "partner nonrecourse debt minimum gain" as determined pursuant to Treasury Regulations ss. 1.704-2.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person, or, in the case of a natural person, any immediate family member of such Person.

                  "AGREEMENT" shall mean this Amended and Restated Limited Liability Company Agreement of iWorld LLC, as originally executed and as amended, modified or supplemented pursuant to the provisions hereof.

                  "BOOK VALUE" shall have the meaning given to it in
SECTION 2.2.

                  "BOARD" shall have the meaning given to it in SECTION 3.2.

                  "CAPITAL ACCOUNT" has the meaning specified in SECTION 4.1.

                  "CAPITAL CONTRIBUTION" means a contribution by a Member to the capital of the Company pursuant to this Agreement. A Capital Contribution may be in cash or in such other form, including tangible and intangible assets, at such valuation as shall be established by the Board.

                  "CERTIFICATE" means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as it may be amended from time to time.

                  "CODE" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

                  "FISCAL YEAR" has the meaning specified in SECTION 4.3.

                  "INDEMNIFIED PERSONS" has the meaning specified in
SECTION 3.3.

                  "MANAGING MEMBER" shall mean Meckler.

                  "NET PROFITS" and "NET LOSSES" means the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for Federal income tax purposes but including as an item of profit income exempt from tax and described in Code Section 705(a)(1)(B), treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code Section 705(a)(2)(B) and treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Partnership's property under Section 2.2(c) and the excess (deficit), if any, of the fair market value (taking Section 7701(g) of the Code into account) of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases in an amount consistent with Treasury Regulations ss. 1.704-1(b)(2)(iv)(g). Profit or loss resulting from the disposition of assets shall be determined by reference to Book Value rather than adjusted tax basis.

                  "NOTICES" has the meaning specified in SECTION 8.1(A).

                  "OWNERSHIP PERCENTAGE" means the percentage that is equal to the number of Units held by a Member divided by the total number of Units outstanding, each as specified on EXHIBIT A hereto, as such Exhibit may be amended from time to time.

                  "PERSON" means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

                  "TRANSFER" has the meaning specified in SECTION 2.6(A).

                  "TREASURY REGULATIONS" means the regulations promulgated by the U.S. Department of the Treasury under the Code.

                  "UNIT" has the meaning set forth in SECTION 2.1.

                  Section 1.2. NAME. The name of the Company shall be "iWorld LLC."

                  Section 1.3. PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business shall be at such place as the Managing Member shall designate from time to time.

                  Section 1.4. PURPOSES. The purposes of the Company shall be to conduct the Business (as hereinafter defined), as well as any other lawful business, purpose or activity related to the Internet industry and otherwise permitted under the laws of the State of Delaware, and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes. For purposes of this Agreement, the Company's "Business" consists of an Internet web site that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of Internet World's print publications and information about Internet World's Internet World trade shows and conferences.

                  Section 1.5. DURATION. The Company was formed upon the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware pursuant to the Act and shall continue until dissolved pursuant to
SECTION 7.1.

                  Section 1.6. LIMITATION OF LIABILITY. All debts, obligations and liabilities of the Company shall be debts, obligations and liabilities of the Company as an entity, and shall be paid or satisfied from the assets of the Company. In no event shall any of the debts, obligations or liabilities of the Company be payable in whole or in part by (a) any Member, employee, agent, advisor or other representative of the Company; (b) any direct or indirect member, general or limited partner or shareholder in, or ultimate beneficial owner of, a Member, or any other Affiliate (other than the Company itself) of a Member; or (c) any board member, managing director, officer, employee, agent, advisor or other representative of any of the Persons referred to in the preceding clause (b).


                                   ARTICLE II.

                     CAPITAL CONTRIBUTIONS; OTHER FINANCING;

                                      UNITS

                  Section 2.1. CAPITAL CONTRIBUTIONS; UNITS. (a) The Capital Contributions of each Member shall be represented by membership units or fractions thereof ("Units," and each, a "Unit"). At the initial date of this Agreement, the number of Units and the corresponding Capital Contribution (which shall, in the case of Meckler and his Affiliates, be equal to the amount paid by Meckler and his Affiliates to Internet World for their respective interests in the Company) and Ownership Percentage for each Member shall be as set forth on Exhibit A attached hereto. Exhibit A shall be amended from time to time in accordance with the terms hereof to reflect (i) the admission of new Members and
(ii) appropriate adjustments to such Ownership Percentages and Capital Contributions.

                  (b) Except as provided in SECTION 2.7 or SECTION 3.2, no Person (including any Member) shall be required or permitted to make any additional Capital Contribution to the Company.

                  Section 2.2.  DETERMINATION OF BOOK VALUE OF COMPANY ASSETS.

                  (a) BOOK VALUE. Except as set forth below, Book Value of any Company asset is its adjusted basis for federal income tax purposes.

                  (b) INITIAL BOOK VALUE. The initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

                  (c) ADJUSTMENTS. The Book Values of all of the Company's assets shall be adjusted by the Company to equal their respective gross fair market values, as determined by the Board by unanimous vote, as of the following times: (a) the admission of a new Member to the Company or the acquisition by an existing Member of an additional interest in the Company from the Company; (b) the distribution by the Company of money or property to a retiring or continuing Member in consideration for all or a portion of such Member's interest in the Company; (c) the liquidation of the Company; and (d) such other times as determined by the Board by unanimous vote.

                  (d) DEPRECIATION AND AMORTIZATION. The Book Value of a Company asset shall be adjusted (i) for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and (ii) for Company expenditures and transactions that increase or decrease the asset's Federal income tax basis.

                  Section 2.3. WITHDRAWAL OF CAPITAL; LIMITATION ON DISTRIBUTIONS. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in SECTION 6.1 and SECTION 7.2. No Member shall be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash except as provided in SECTION 7.2(a).

                  Section 2.4.  ALLOCATION OF NET PROFITS AND NET LOSSES.

                  (a) (i) Net Profits shall first be allocated in the order of, in proportion to, and to the extent of, the excess of prior allocations of Net Losses under SECTION 2.4(b)(ii) below over prior allocations of Net Profits under this SECTION 2.4(a)(i) and, then, (ii) among the Members in proportion to their Ownership Percentages.

                  (b) (i) Net Losses shall first be allocated among the Members in proportion to their Ownership Percentages until the Capital Account of any Member is reduced to zero, then (ii) among the Members in proportion to, and to the extent of, their positive Capital Account balances and, finally, (iii) to the Members in proportion to their Ownership Percentages.

                  (c) Tax credits shall be allocated among the Members in proportion to their Ownership Percentages or as otherwise required by the Code or Treasury Regulations.

                  (d) When the Book Value of a Company asset differs from its basis for Federal or other income tax purposes, solely for purposes of the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method without curative allocations under Treasury Regulations ss. 1.704-3(b).

                  (e) Notwithstanding the foregoing, allocations of Net Profit and Net Loss in the taxable year of the Company in which winding up of the Company commences, and in all subsequent years, shall be made to make the Adjusted Capital Accounts of the Members stand in proportion to their respective Ownership Percentages.

                  Section 2.5. SPECIAL ALLOCATIONS. Notwithstanding the general allocation rules set forth in SECTION 2.4, the following special allocation rules (the "Regulatory Allocations") shall apply under the circumstances described therein:

                  (a) DEFICIT CAPITAL ACCOUNT AND NONRECOURSE DEBT RULES. The special rules in this SECTION 2.5(a) apply, in the following order, to take into account the possibility of Members having deficit Capital Account balances for which they are not economically responsible and the effect of the Company or any entity taxed as a partnership in which the Company has an ownership interest incurring nonrecourse debt.

                  (i) PARTNERSHIP MINIMUM GAIN CHARGEBACK. If there is a net decrease in "partnership minimum gain" during any year, to be determined in accordance with Treasury Regulations ss. 1.704-2, including the tiered partnership rules of Treasury Regulations ss. l.704-2(k), each Member shall be allocated items of income and gain for such year equal to such Member's share of the net decrease in partnership minimum gain within the meaning of Treasury Regulations ss. l.704-2(g)(2), except to the extent not required by Treasury Regulations ss. 1.704-2(f). To the extent that this SECTION 2.5(a)(i) is inconsistent with Treasury Regulations ss. l.704-2(f) or 1.704-2(k) or incomplete with respect to such regulations, the minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (ii) PARTNERSHIP MINIMUM GAIN CHARGEBACK. If there is a net decrease in "partner nonrecourse debt minimum gain" during any year, within the meaning of Treasury Regulations ss. 1.704-2(i)(2), each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations ss. 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain. This allocation will be made in accordance with Treasury Regulations ss. 1.704-2(i)(4) and 1.704-2(f)(5). To the extent that this SECTION 2.5(a)(ii) is inconsistent with Treasury Regulations ss. 1.704-2(i) or 1.704-2(k) or incomplete with respect to such regulations, the partner nonrecourse debt minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (iii) DEFICIT CAPITAL ACCOUNT CHARGEBACK AND QUALIFIED INCOME OFFSET. If any Member has a deficit balance in its Capital Account at the end of any year, including a deficit balance for such Member caused or increased by an adjustment, allocation or distribution described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit balance in its Capital Account as quickly as possible to the extent required by Treasury Regulations ss. 1.704-1(b)(2)(ii). This SECTION 2.5(a)(iii) is intended to constitute a "qualified income offset" pursuant to Treasury Regulations ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (iv) PARTNER NONRECOURSE DEDUCTIONS. Any partner nonrecourse deductions for any year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations ss. 1.704-2(i) or 1.704-2(k).

                  (v) CURATIVE ALLOCATIONS. The Regulatory Allocations described in this SECTION 2.5(a) may not be consistent with the manner in which the Members intend to divide Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members (in the same year and to the extent necessary, in subsequent years) in a manner consistent with Treasury Regulations ss. 1.704-1(b) and 1.704-2 so as to prevent the Regulatory Allocations from distorting the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to SECTION 2.4 and in making such reallocations, account shall be taken of future Regulatory Allocations that will in all likelihood occur.

                  (vi) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of profit (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such profit or loss shall be specially allocated to the Member in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                  (b) CHANGE IN MEMBER'S INTEREST. If there is a change in any Member's share of the Company's Net Profits, Net Losses or other items during any year, allocations among the Members shall be made in accordance with their interests in the Company from time to time during such year in accordance with

Section 706 of the Code, using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

                  (c) NONRECOURSE DEBT SHARING. For purposes of this Agreement, the Members shall be deemed to be allocated nonrecourse deductions, within the meaning of Treasury Regulations ss. 1.704-2(b)(1), in accordance with their proportionate number of Units. Solely for purposes of determining an Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations ss. 1.752-3(a)(3), each Member's interest in the Company profits is equal to the number of Units owned by such Member divided by the number of outstanding Units.

                  Section 2.6.  RESTRICTIONS ON TRANSFERS.

                  (a) TRANSFER OF UNITS. (i) Except as expressly provided in this Agreement, a Member may not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any portion of any of such Member's Units or any interest therein (a "Transfer") (except for a Transfer by Internet World to any Person or by any Member to a Permitted Transferee) without the written consent of the Board, which consent may be withheld for any reason. The Company shall not register any Transfer of a Member's Units or any interest therein, and any such Transfer or registration of Transfer shall be null and void, without the written consent of the Board. An assignee who has not been admitted as a Member shall be entitled only to allocations and distributions with respect to such interest in accordance with this Agreement, and shall have no right to any information or, to the fullest extent permitted by law, accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company and shall not have any of the rights of a Member under the Act or this Agreement, but shall otherwise assume in writing prior to such Transfer, other than a pledge (in respect of which such compliance shall be required after sale or foreclosure), all obligations of the assignor hereunder as if such assignee were the assignor; no such assignment shall be valid unless the assumption of obligations described in this sentence has been executed. Neither a Transfer of Units nor the admission of the Transferee thereof as a Member shall discharge the transferor from any obligation hereunder.

                  (ii) The restrictions contained in this SECTION 2.6(a) shall not apply with respect to any Transfer of Units or any part thereof by any Member (a) among its Affiliates, (b) to any lender to whom a Member's Units or any part thereof are assigned or pledged pursuant to a loan agreement, (c) to any Member's spouse or children or to a trust or the trustee or


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


trustees of a trust directly or indirectly for the benefit of the Member's spouse, children or a charitable organization, (d) to the Member's executors, administrator, testamentary trustee, legatees or beneficiaries upon the Member's death, or (e) by gift (all such transferees shall be collectively referred to as the "Permitted Transferees"); PROVIDED, that the Permitted Transferee shall execute a counterpart of this Agreement; and PROVIDED, FURTHER that the restrictions contained in this Agreement shall continue to apply to the Units after such Transfer by reference to the original Member; and PROVIDED, FURTHER, that the transferor shall remain liable for all of its obligations under this Agreement that survive.

                  (b) RIGHTS OF FIRST REFUSAL. (i) In addition to the restrictions contained in SECTION 2.6(A), no Member shall Transfer its Units or any part thereof (other than to a Permitted Transferee) or exercise any Drag-Along Right unless the Member desiring to make the Transfer or exercise such Drag-Along Right (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the other Members (the "Other Members") as contemplated by SECTION 2.6(b)(ii) through 2.5(b)(vii), and such offers shall not have been accepted.

                  (ii) OFFER BY TRANSFEROR. Copies of the Transferor's offer shall be given to all Other Members and shall consist of an offer to sell to such Other Members all of the Units then proposed to be transferred by the Transferor (the "Subject Units") pursuant to a bona fide offer of a third party, other than an Affiliate of the Transferor, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third party transferee, the portion of the Units involved in the proposed Transfer, and terms of such Transfer which must include (A) all consideration payable at closing and (B) that the offer is not contingent on any event other than the non-acceptance of the Transferor's offer by the Other Members.

                  (iii) ACCEPTANCE OF OFFER. Within 20 days after the receipt of the offer described in SECTION 2.6(b)(ii), one or more of the Other Members (the "Participating Other Members") may, at their option, elect to purchase all, but not less than all, of the Subject Units, in such proportion per Participating Other Member as shall be determined by the Participating Other Members; PROVIDED, that should the Participating Other Members be unable to determine the proportion of the Subject Units to be purchased by each within 20 days after the receipt of the offer, each Participating Other Member which has not withdrawn its election to purchase shall purchase a proportion of the Subject Units equal to the Subject Units multiplied by the Ownership Percentage of such Participating Other Member. The Participating Other Members shall exercise such option by giving notice thereof to the Transferor within such 20-day period. The notice required to be given by the Participating Other Members (the "Purchasers") shall specify a date for the closing of the purchase which shall not be more than 30 days after the date of the giving of such notice. In the event that any party shall initiate an appraisal procedure pursuant to SECTION 2.6(b)(v) and (vi), such 20-day period shall be suspended as of (and including) the date immediately following the date on which notice of such appraisal procedure is given pursuant to SECTION 2.6(b)(v) and shall resume on (and including) the date on which the appraisal procedure is completed pursuant to
SECTION 2.6(b)(vi).

                  (iv) PURCHASE PRICE. The purchase price for the Subject Units shall be the price for the Subject Units offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if described in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payments, as therein set forth.

                  (v) CONSIDERATION OTHER THAN CASH. If the offer of a Subject Units under this SECTION 2.6(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within 10 days after the beginning of the 20-day period under SECTION 2.6(b)(iii), any of such parties may, by three days' written notice to the other, initiate appraisal proceedings under SECTION 2.6(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Units within 10 days after determination of the appraised value, if it chooses not to purchase the Subject Units.

                  (vi) APPRAISAL PROCEDURE. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for a Subject Units under SECTION 2.6(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly, but in no event later than 10 days following written notice of such appraisal procedure pursuant to SECTION 2.6(b)(v), appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within 30 days of appointment, separately investigate the value of the consideration for the Subject Units as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than 10%, the average of the two appraisals shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than 10%, the appraisers, within 10 days of the submission of the last appraisal, shall appoint a third appraiser who shall be a member of a nationally recognized investment banking firm. The third appraiser shall, within 30 days of his appointment, appraise the value of the consideration for the Subject Units (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Transferor and one-half by the Purchaser.

                  (vii) CLOSING OF PURCHASE. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, in cash, shall be paid at the closing. At the closing, the Transferor shall deliver to the Purchaser or Purchasers documentation reasonably satisfactory to the Purchaser or Purchasers evidencing the transfer of ownership of the Subject Units from the Transferor to the Purchaser or Purchasers.

                  (c) RIGHT OF CO-SALE. In the event Meckler intends to Transfer
(i) all or part of his equity interest in the Company pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act") or (ii) Transfer at least 30% of his Units in any other transaction, other than to a Permitted Transferee, Meckler shall notify each other Member, in writing, of such Transfer and its terms and conditions. Within twenty (20) days of the date of such notice, each Member shall notify Meckler if it elects to participate in such Transfer. Each Member that so notifies Meckler shall have the right to sell, at the same price and on the same terms as Meckler, a percentage of such Member's Units equal to the percentage of Meckler's Units that the third party actually proposes to purchase. For purposes of this SECTION 2.6(c) only, the term "Meckler" shall include Meckler and/or his Permitted Transferees or Affiliates and/or their Permitted Transferees or Affiliates, as the case may be, and the term "Member" shall not include Meckler or his Affiliates.

                  (d) DRAG ALONG RIGHT. (i) Subject to SECTION 2.6(b), if, at any time and from time to time after the date of this Agreement, Meckler wishes to Transfer in a bona fide arms' length sale (for purposes of this SECTION 2.6(d), the "Proposed Transfer") 30% or more of his Units to any Person or Persons who are not Affiliates of Meckler (for purposes of this SECTION 2.6(d), the "Proposed Transferee"), Meckler shall have the right (for purposes of this
SECTION 2.6(d), the "Drag-Along Right") to require each Member to sell to the Proposed Transferee all or a ratable portion of each such Member's Units, as the case may be, (for the same proportional consideration received by Meckler, taking into account all consideration received by Meckler under related agreements) then owned by such Member. Each Member agrees to take all steps necessary to enable him or it to comply with the provisions of this SECTION 2.6(d). For purposes of this SECTION 2.6(d) only, the term "Meckler" shall include Meckler and/or his Permitted Transferees or Affiliates and/or their Permitted Transferees or Affiliates, as the case may be, and the term "Member" shall not include Meckler or his Affiliates, but only to the extent that Meckler or his Affiliates do not participate in the Proposed Transfer.

                  (ii) To exercise a Drag-Along Right, Meckler shall comply with
SECTION 2.6(b) and, if the Other Members do not exercise their rights thereunder, give each Member a written notice (for purposes of this SECTION 2.6(d), a "Drag-Along Notice") containing (i) the name and address of the Proposed Transferee and (ii) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Subject to SECTION 2.6(b), each Member shall thereafter be obligated to sell its Units subject to such Drag-Along Notice, PROVIDED, THAT the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Member shall no longer be obligated to sell such Member's shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this SECTION 2.6(d).

                  (iii) Notwithstanding anything contained in this SECTION 2.6(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Members would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the Managing Member's option, the Members may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                  Section 2.7. MANAGEMENT UNIT INCENTIVES. The Company may authorize Units for grant or sale to key employees of the Company other than Meckler (the "Option Units"), in such amounts and in such manner -- including incentive and non-qualified Unit options, restricted Unit grants, Unit bonuses or other option or incentive programs -- as the Managing Member shall determine from time to time; PROVIDED, HOWEVER, that in no event shall the outstanding Option Units exceed 4% of the Units outstanding on a fully diluted basis; and provided, FURTHER, that it shall be a condition to the issuance of any Option Units that the employee or other recipient, as the case may be, execute and deliver to the Company and each party hereto a counterpart of this

Agreement. Upon such execution and delivery, Exhibit A hereto shall be deemed to be amended to include the name of such employee or other recipient, as the case may be, and such employee or other recipient, as the case may be, shall be deemed to be a Member for all purposes hereof. In the event a Member ceases to own beneficially Option Units, such Member shall no longer be deemed a Member for any purpose hereunder. The Ownership Percentage of each Member shall be diluted proportionally by the issuance of any additional Units pursuant to this
SECTION 2.7.


                                  ARTICLE III.

                                   MANAGEMENT

                  Section 3.1.  MANAGEMENT BY THE MEMBERS.

                  (a) GENERAL PROVISIONS. The management of the Company shall be vested in the Managing Member. Except as otherwise provided in this Agreement, the Managing Member shall have all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Managing Member on behalf of the Company in accordance with the foregoing provisions shall constitute the act of and shall serve to bind the Company.

                  (b) BOARD. (i) Certain actions by the Company, as further set forth herein, shall be taken by the Company only upon approval by the Managing Board (the "Board"), which shall be composed of three persons, consisting of (A) two Persons (one of whom may be Meckler, and neither of whom need be Members) designated by Meckler and (B) one Person (who need not be a Member) designated by Internet World (collectively, "Board Members"). Each of Meckler and Internet World shall reserve the right to remove and replace at any time any Board Member that they have designated to sit on the Board pursuant to this SECTION 3.1(b)(i).

                  (ii) Meetings of the Board shall be held either within or without the State of Delaware at such times and locations as may be determined by the Managing Member. Notice of each meeting shall be given by the Managing Member to each Board Member and shall state the place, date and time of the meeting. Notice of such meeting shall be mailed, postage prepaid, to each Board Member addressed to him at his address or usual place of business by first class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to such Board Member at such place by facsimile, overnight courier, telex, or be delivered to him personally or by telephone, at least twenty-four (24) hours before the time at which such meeting is to be held.

                  (iii) A majority of the Board Members shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Board Members present thereat may adjourn the meeting to another time and place. Notice of such time and place of the adjourned meeting shall be given to all of the Board Members unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the Board Members who were not present thereat. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Wherever approval by the Board is required by this Agreement, such approval shall, except as otherwise set forth herein, consist of the affirmative vote of a majority of the Board Members.

                  (iv) (A) Any action required or permitted to be taken by the Board may be taken without a meeting if all the Board Members consent in writing, and (B) one or more Board Members may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting pursuant to this SECTION 3.1(b)(iv)(b) shall constitute presence in person at the meeting.

                  (c) DELEGATION OF POWERS. The Managing Member may by instrument in writing delegate its powers, but not its responsibilities, to officers or agents or employees of the Company or of any Member or to any other Person; PROVIDED, HOWEVER, that no Person shall be entitled to rely on such delegation unless presented with a copy of such written instrument.

                  (d) BANK ACCOUNTS. The Managing Member shall cause the Company to open and maintain bank accounts, and all funds of every kind and nature received by the Company shall be deposited in such accounts. Signatories for such accounts shall be authorized from time to time by the Managing Member.

                  Section 3.2. ADMISSION OF NEW MEMBERS; SALE OF ADDITIONAL
UNITS.

                  (a) Subject to SECTION 3.2(b), the Company may sell additional Units on such terms and conditions as the Board shall from time to time determine. The Ownership Percentage of each Member shall be diluted proportionally by the issuance of any additional Units. All persons to whom additional Units are sold shall be admitted as Members. In the event of the admission of new or additional Members, EXHIBITS A and B hereto shall be amended accordingly.

                  (b) In the event that the Company determines to issue any Units, other than (i) pursuant to SECTION 2.7, (ii) the issuance of additional Units and admittance of additional Members in connection with any acquisition, merger, reorganization or other business combination by or involving the Company or (iii) in connection with any initial public offering of the securities of the Company pursuant to a registration statement filed under the Securities Act, the Company shall first offer to each Member the right to subscribe for a portion of such Units in an amount equal to the product of (i) the total number of Units to be issued by the Company pursuant to this SECTION 3.2(b) and (ii) a fraction, the numerator of which is the number of Units held by such Member prior to such issuance, and the denominator of which is the total number of Units held prior to such issuance by all Members other than Members that acquired their interest pursuant to SECTION 2.7. For a period of 30 days after such offer, each Member shall have the right, but not the obligation, to acquire such Units. After the expiration of such 30 day period, the Company shall have the right, during the 90 days after the expiration of the 30 day period, to sell the unsubscribed portion of such Units to any third party on terms (including payment terms) not less favorable to the Company than those on which the Units were offered to the Members. If the Company is able to sell the unsubscribed Units to third parties, or if all of the offered Units are subscribed by Members, then each subscribing Member shall be obligated to, and shall, purchase its subscribed portion of the offered Units. If the Company is not able to sell the unsubscribed Units to third parties, or if all of the offered Units are not subscribed by Members, respectively, then each subscribing Member shall have the right, but not the obligation, to purchase its subscribed portion of the offered Units on the terms of its subscription.

                  (c) Internet World may exercise its rights under the [Warrant Agreement] dated ____, 1998 by and among Internet World, Meckler and the Company (the "Warrant Agreement"). SECTION 3.2(b) shall not apply to any interest acquired by Internet World pursuant to the Warrant Agreement.

                  Section 3.3. INDEMNIFICATION. Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, shareholder or partner of a Member, or (iii) such other persons (including employees of the Company) as the Board may designate from time to time, in its sole and absolute discretion (collectively, the "INDEMNIFIED PERSONS"), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person's reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this SECTION 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The Company may indemnify other Persons of the Company. The duty of the Company to indemnify the Indemnified Persons under this SECTION 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.


                                   ARTICLE IV.

                           BOOKS; ELECTIONS; BUDGETS; FISCAL YEAR

                  Section 4.1. ADMINISTRATIVE SERVICES, BOOKS, RECORDS AND REPORTS. The Managing Member shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and number of Units of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including a capital account for each Member (a "CAPITAL ACCOUNT"). Each Member's Capital Account shall be increased by:

                                    (i) the amount of any money contributed by
                  the Member to the Company;

                                    (ii) the fair market value of any property
                  contributed by the Member to the Company;

                                    (iii) the amount of Net Profits allocated to
                  the Member; and

                                    (iv) the amount of any Company liabilities
                  assumed by such Member (or taken subject to) if property is distributed to the Member by the Company;

and shall be decreased by:

                                    (v) the amount of any money distributed to
                  the Member by the Company;

                                    (vi) the fair market value of any property
                  distributed to the Member by the Company;

                                    (vii) the amount of Net Losses allocated to
                  the Member; and

                                    (viii) the amount of any Member liabilities
                  assumed by the Company (or taken subject to) if property is contributed to the Company by the Member.

The Capital Accounts shall be adjusted by all other adjustments required by Treasury Regulations ss. 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

                  Section 4.2. FEDERAL INCOME TAX ELECTIONS; METHOD OF DEPRECIATION. The Managing Member shall determine the method of depreciation to be utilized by the Company for tax purposes and all elections to be made by the Company for tax purposes. The Managing Member shall be the "tax matters partner" for all purposes of the Code but shall have no authority to bind any other Member without such Member's consent.

                  Section 4.3. FISCAL YEAR. The fiscal year of the Company (the "FISCAL YEAR") shall end on September 30.


                                   ARTICLE V.

                            EMPLOYMENT OF AFFILIATES

                  Section 5.1. PARTIES EMPLOYED. Subject to the approval of the Board by unanimous consent, the Company may contract for services to be performed for the Company by Members or Affiliates of any Member. In the case of the employment of a Member or of Affiliates of a Member, the compensation to be paid by the Company to such Member or Affiliates shall be not greater than the compensation generally paid to third parties for comparable services in comparable locations. Each of the Services Agreement and the Trademark Licensing Agreement between Internet World and the Company is by execution of this Agreement deemed to be approved by the Board.


                                   ARTICLE VI.

                                  DISTRIBUTIONS

                  Section 6.1. DISTRIBUTIONS. Distributions shall be made at such time and in such amounts as determined by the Board and shall be made among the Members in cash and in proportion to the relative number of Units held by each Member.

                  Section 6.2. RESTORATION OF FUNDS. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to SECTION 6.1.

                  Section 6.3. SPECIAL TAX DISTRIBUTIONS. Notwithstanding the provisions of SECTION 6.1 above, if the Company has net taxable income for federal income tax purposes for any taxable year of the Company, then the Company shall first distribute at least an amount of cash (a "Tax Distribution") to each Member which, when combined with all other distributions to such Member in the current and all preceding taxable years of the Company, equals the product of (A) the highest combined federal, state and local marginal income tax rate hypothetically applicable to any Member and (B) the excess, if any, of (i) the aggregate net taxable income allocated to such Member under this Agreement in the current and all preceding taxable years of the Company over (ii) the aggregate net taxable loss allocated to such Member under this Agreement in all preceding taxable years of the Company.


                                  ARTICLE VII.

                           DISSOLUTION AND LIQUIDATION

                  Section 7.1.  DISSOLUTION.

                  (a) Except as otherwise required by the Act, the Company shall have perpetual existence unless the Board shall by unanimous written consent elect to dissolve the Company or there is an entry of a decree of judicial dissolution of the LLC under Section 18-802 of the Act.

                  (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company shall not, in and of itself, cause dissolution of the Company.

                  Section 7.2.  WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS.

                  (a) Upon a winding up of the Company, the Managing Member shall be the liquidating Member (the "Liquidating Member") and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to each Member in satisfaction of its Capital Account; or (2) distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the partnership assets (subject to their liabilities) in proportion to and to the extent of each Member's positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to SECTION 2.4.

                  (b) If the Company shall employ method (1) as set forth in
SECTION 7.2(A) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members or their Affiliates and any fees and reimbursements payable under this Agreement; and (v) fifth, to the Members in proportion to their respective positive Capital Account balances determined after all allocations of Net Profit and Net Loss have been made.

                  (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

                  Section 8.1.  NOTICES.

                  (a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "NOTICES") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member at its address listed on EXHIBIT B hereto.

                  (b) All Notices shall be deemed given when delivered or, if mailed as provided in SECTION 8.1(a), on the third (3rd) day after the day of mailing, and if sent by telex or telegram or telecopier or overnight delivery service, twenty-four (24) hours after the time of dispatch. Any Member may change its address for the receipt of Notices at any time by giving Notice thereof to all of the other Members, in which event EXHIBIT B hereto shall be amended accordingly. Notwithstanding the requirement in SECTION 8.1(A) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members at specified times may be sent by first-class mail.

                  Section 8.2. CERTIFICATE REQUIREMENTS. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate.

                  Section 8.3. ENTIRE AGREEMENT. This Agreement, together with the agreements listed in SECTION 5.1, supersedes all prior agreements and understandings among the Members with respect to the subject matter hereof.

                  Section 8.4. MODIFICATION. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by at least 85% of the Members; PROVIDED, that if such change or modification would not have a material adverse effect on the rights or obligations of another Member, such change or modification may be made by the Board without the approval of other Members, and PROVIDED FURTHER, that Members who became Members as the result of the grant or sale of Option Units pursuant to SECTION 2.7 shall not be deemed Members for purposes of this SECTION 8.4.

                  Section 8.5. WAIVERS. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

                  Section 8.6. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 8.7. FURTHER ASSURANCES. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

                  Section 8.8. GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware.

                  Section 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 8.10. LIMITATION ON RIGHTS OF OTHERS. No Person other than a Member shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  Section 8.11. BROKERS AND FINDERS. Each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due any broker, finder or other Person in connection with such Member's decision to invest in the Company.

                  Section 8.12. NUMBER AND GENDER. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

                  Section 8.13. FIDUCIARIES. Whenever any trust or estate is acting as a Member under this Agreement, any obligation or liability created hereunder shall bind only the assets of such trust or estate. No such obligation or liability shall be personally binding upon, nor shall resort be had to, nor recourse or satisfaction sought from, any individual or entity, or the property of any individual or entity, at any time acting as a fiduciary of any such trust or estate, whether the claim giving rise to such obligation or liability is based on contract, tort or otherwise.

                  Section 8.14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

                  Section 8.15. SECURITIES LAWS. All offerings and Transfers of Units shall be made in compliance with applicable federal and state securities laws. Each Member indemnifies the other Members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

                  Section 8.16. ATTORNEYS' FEES. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and
court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

                  Section 8.17. WAIVER OF PARTITION. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.

                  Section 8.18. AUTHORIZED PERSONS. Each Member is hereby designated as an authorized person to sign the Company's Certificate of Formation and any other documents that are appropriate and necessary to effectuate the purpose of this Agreement.

                  IN WITNESS HEREOF, the Members have duly executed this Agreement as of the opening of business on the day and year first above written.





                                             ALAN M. MECKLER



                                             ----------------------------------


                                             INTERNET WORLD MEDIA, INC.



                                             By:
                                                ------------------------------
                                                   Name:
                                                   Title:



                                             [MECKLER AFFILIATES]

                                    EXHIBIT A

                                   CAPITAL            OWNERSHIP      NUMBER OF
                MEMBERS          CONTRIBUTION        PERCENTAGE        UNITS
                -------          ------------        -----------       -----
Alan M. Meckler                 $16,000,000.00          71.2%           712
Internet World                  $4,471,910.11           19.9%           199
[Meckler Affiliate 1]              $500,000            2.225%          22.25
[Meckler Affiliate 2]              $500,000            2.225%          22.25
[Meckler Affiliate 3]              $500,000            2.225%          22.25
[Meckler Affiliate 4]              $500,000            2.225%          22.25


                                    EXHIBIT B

                                    EXHIBIT B

                           FORM OF SERVICES AGREEMENT

                               SERVICES AGREEMENT

                  This SERVICES AGREEMENT (this "Agreement"), dated _________, 1998 (the "Effective Date"), by and among Penton Media, Inc., a Delaware corporation ("Penton"), Internet World Media, Inc., a Delaware corporation (the "Company"), and iWorld LLC, a Delaware limited liability company ("iWorld").

                  WHEREAS, iWorld was formerly a wholly-owned subsidiary of the Company;

                  WHEREAS, in connection with the acquisition of the Company by Penton, Alan M. Meckler, an individual, purchased an 80.1% interest in iWorld from the Company and the Company retained a 19.9% interest in iWorld;

                  WHEREAS, iWorld's business consists of a network of Internet web sites that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of the Company's print publications and information about the Company's Internet World and ISPCON trade shows and conferences (the "Business");

                  WHEREAS, prior to the Effective Date of this Agreement, the Company provided to iWorld, and iWorld provided to the Company, certain services on a barter basis;

                  WHEREAS, Penton and the Company desire to acquire from iWorld, and iWorld desires to acquire from Penton and the Company, the services set forth on the Schedules attached to this Agreement, pursuant to the terms and conditions provided herein and for no other purposes.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                  Section 1. SERVICES. Beginning on the Effective Date, (a) Penton and the Company will provide to iWorld the services set forth on Schedule A hereto and (b) iWorld will provide to Penton and the Company the services set forth on Schedule B hereto (in each case, the "Services"). The provision of Services to each party will be in a manner consistent with the Company's and iWorld's past practices, except as otherwise provided in the Schedules hereto.

                  Section 2. CHARGES FOR SERVICES. Except as set forth in the Schedules hereto, each party will provide the Services without charge and in consideration for the Services to be provided to such party by the other parties hereto.

                  Section 3. TERM OF AGREEMENT. (a) This Agreement will commence on the Effective Date and will continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for three-year terms unless terminated by Penton or the Company, on the one hand, or iWorld, on the other hand, in either case upon at least six months prior written notice to the other parties.

                  (b) If majority ownership, or effective control, of iWorld is transferred to an unrelated third party without Penton's prior written consent, and iWorld terminates this Agreement pursuant to Section 3(a) hereof, iWorld will pay Penton a fee of $20 million.

                  Section 4. LIMITATION OF LIABILITY. Except for willful misconduct or gross negligence, in no event will any party be liable to any other party for any damage, cost, claim of any nature whatsoever, including, without limitation, any lost profits, collateral, consequential, incidental, special or indirect damages, costs or claims arising out of or relating to the provision by such party of any Services to the other party.

                  Section 5. RELATIONSHIP OF PARTIES. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

                  Section 6. REMEDIES; EXPENSES OF ENFORCEMENT. Each party will be entitled to all remedies available at law or in equity for the enforcement of this Agreement. In any action brought to enforce or contest any provision of this Agreement, the prevailing party will be entitled to recover all resulting costs and expenses, including, without limitation, reasonable attorneys' fees.

                  Section 7. COMPLETE AGREEMENT. This Agreement, the Trademark License Agreement, dated the date hereof, between the Company and iWorld, and all Schedules attached hereto and thereto and incorporated herein and therein by this reference contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter. There are no understandings, representations or warranties of any kind with respect to the Services.

                  Section 8. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that no party may assign, transfer, encumber or grant to any third party a security interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties, such consent not to be unreasonably withheld. Any assignment which does not comply with this Section 8 shall be void and of no legal effect.

                  Section 9. AMENDMENT; WAIVER. No change to this Agreement will be valid unless in writing signed by an authorized representative of the parties hereto. The failure of any party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

                  Section 10. SEVERABILITY. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, then this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

                  Section 11. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



                  If to Penton:                      Penton Media Inc.
                                                     1100 Superior Avenue
                                                     Cleveland, Ohio  44114
                                                     Attn:  Thomas L. Kemp



                  If to the Company:                 Internet World Media Inc.
                                                     --------------------------
                                                     Attn:  David Nussbaum



                  If to iWorld:                      iWorld LLC
                                                     --------------------------
                                                     Attn:  Alan M. Meckler


                  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  Section 12. GOVERNING LAW. This Agreement and all disputes arising under this Agreement shall be governed by, and interpreted in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

                  Section 13. HEADINGS. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  Section 14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                                    PENTON MEDIA, INC.




                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:



                                    INTERNET WORLD MEDIA, INC.



                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                     IWORLD LLC


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

- The Company will grant iWorld a royalty-free license to use certain intellectual property of the Company pursuant to the terms and provisions of the form of the Trademark License Agreement attached hereto as Annex A (the "License Agreement").

- iWorld will receive one full-page advertisement at no charge in each issue of Internet World and Boardwatch.

- The Company will continue to print the sidebar entitled "Online Resources" in each issue of Internet World and Boardwatch.

- iWorld will be listed on all promotional literature as the only "Sponsoring Web Site" of the Company's trade shows.

- The Company will provide iWorld at no charge with 400 square feet of exhibit space at each of the Company's United States and Canadian trade shows.

- iWorld may purchase up to 400 square feet of exhibit space at each of the Company's trade shows outside of the United States and Canada at a 50% discount from the then current prices for repeat exhibitors.

- The Company will provide iWorld with 200 square feet of sales office space at each of the Company's trade shows in addition to any exhibit space iWorld may have at such trade show.

- The Company will provide iWorld with 10 passes to each of the Company's conferences and trade shows.

- The Company will provide iWorld at no charge with prominent hanging banners at each of the Company's United States and Canadian trade shows with sizes and quantities to be mutually agreed upon. iWorld will pay the costs of hanging and removing such banners.

- iWorld may purchase one prominent hanging banner at each of the Company's trade shows outside of the United States and Canada at a 50% discount from the then current prices for repeat exhibitors.

- iWorld will be listed prominently as a sponsor to appropriate conference tracks for each of the Company's trade United States and Canadian shows.

-        iWorld may rent the Company's mailing lists at a run cost plus 20%.

- iWorld may purchase (i) additional advertisement space in the Company's publications on a cost basis and (ii) additional exhibit space at the Company's other trade shows on a negotiated discount basis.

- The Company will provide to iWorld the services of at least two individuals to perform editorial/design work on iWorld's network of Internet web sites with respect to the Company's content contained on such site. These individuals may either be employees of the Company or, at the Company's expense, iWorld.

- Penton will obtain, or will cause iWorld to obtain, a line of credit in an amount not to exceed $6 million, which line of credit shall be guaranteed severally 30% by Penton and 70% by Alan M. Meckler.

                                   SCHEDULE B

- iWorld will continue to include on its Internet web site, in accordance with the License Agreement, back issues of the Company's print publications and information (including, without limitation, promotional and registration information) about the Company's Internet World and ISPCON trade shows and conferences including other potential new launches directly related to the Internet industry. The form in which this content is used will be minimally no different than as currently used in the Business, as pictured on the Annexes hereto.

- iWorld will provide to the Company advertisement banners on iWorld's Internet web site that are similar in nature to those currently in use, as pictured on Annexes hereto. iWorld will provide a minimum of 2.3 million advertisement banners per month.

- Penton or the Company may purchase additional advertisement impressions on iWorld's web site for Penton's or the Company's other publications and trade shows on a negotiated discount basis.

- iWorld will reimburse the Company for its use of the Company's facilities, including reasonable rent payments not to exceed the occupancy cost per square foot actually paid by the Company to any third party.

- iWorld will reimburse the Company out of the credit line made available to iWorld for any amounts paid for the acquisitions of justsmil.com and isp.com.

- Earn out payments paid in connection with the acquisitions of isp-marketing.com and jumbo.com will be obligations of iWorld and not the Company or any successor to the Company and will not be paid until after the effective time of the acquisition of the Company by Penton, and iWorld will indemnify the Company for any earn out payments that the Company makes in connection with such acquisitions.

- The payment of $1.05 million 12 months after the acquisition of jumbo.com will be the obligation of iWorld and not the Company or any successor to the Company and will not be paid until after the effective time of the acquisition of the Company by Penton, and iWorld will indemnify the Company for any amounts paid by the Company with respect to such $1.05 million payment.

                                    EXHIBIT C

                      FORM OF TRADEMARK LICENSING AGREEMENT

                           TRADEMARK LICENSE AGREEMENT


                  THIS TRADEMARK LICENSE AGREEMENT ("Agreement") is made as of ________ __, 1998 ("Effective Date") by and between Internet World Media, Inc., a Delaware corporation ("Licensor"), and iWorld LLC, a Delaware limited liability company ("Licensee").

                                    RECITALS

                  A. Licensor is a wholly-owned subsidiary of Penton Media, Inc., a Delaware corporation ("Penton").

                  B. Licensor currently owns a 19.9% interest in Licensee. Licensee's business consists of a network of Internet web sites that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of the Licensor's print publications and information about the Licensor's Internet World and ISPCON trade shows and conferences (the "Business");

                  C. Licensee acknowledges that Licensor is the sole and exclusive owner of the entire right, title and interest in, to and under the Trademarks (as defined below) and any and all registrations thereof; and

                  D. Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, a license to use the Trademarks in connection with the Business, pursuant to the terms and conditions provided herein and for no other purposes.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.  DEFINITIONS.

         1.1 TRADEMARKS. The term "Trademarks" shall mean the trademarks, trade names and logos as set forth on Schedule A, attached hereto as amended in writing from time to time, and all registrations, applications and renewals therefor.

2.  LICENSE.

         2.1 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable, royalty-free license to use the Trademarks solely in connection with the Business.

         2.2 NO SUBLICENSE. Licensee shall not sublicense any of its rights under this Agreement to any other person or entity without the prior written approval of Licensor, which shall not be unreasonably withheld. Any attempted sublicense shall be null and void and shall immediately terminate this Agreement and the licenses granted herein.

         2.3 RESERVATION OF RIGHTS. No rights or licenses, express or implied, other than those granted in Section 2.1, are granted by this Agreement to Licensee under any intellectual property owned or controlled by Licensor. The rights granted to Licensee pursuant to this Agreement are subject to all pre-existing contracts and to all rights of third parties related to the Trademarks. Licensor expressly reserves the right to use the Trademarks anywhere in the world in connection with any materials or products developed or sold by or for Licensor or any services rendered by or for Licensor.

3.  TERM AND TERMINATION.

         3.1 TERM. Unless terminated in accordance with Section 3.2, this Agreement shall continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for three-year terms unless terminated by Licensor upon six months prior written notice to Licensee.

         3.2 TERMINATION FOR BREACH. Licensor shall have the right to terminate this Agreement immediately: (i) if Licensee breaches any material term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt from Licensor of notice of such breach; (ii) if proceedings are instituted by or against Licensee under federal or state bankruptcy laws or an assignment or receivership is established for the benefit of the creditors of Licensee; or (iii) if majority ownership, or effective control, of Licensee is transferred to an unrelated third party.

         3.3 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement for any reason, Licensee shall immediately discontinue all use of the Trademarks, including use of the Trademarks as part of its corporate, assumed or trade name, and shall destroy all materials bearing the Trademarks other than a single copy of any materials bearing the Trademarks, which may be retained for archival purposes. An officer of Licensee shall certify in writing to Licensor that Licensee has discontinued such use and has destroyed such materials.

4.  LIMITATIONS ON LICENSE.

         4.1 USAGE. Except as provided in Section 2.1, Licensee shall not make any use of the Trademarks or any term, phrase or design with is confusingly similar to, or a colorable imitation of, the Trademarks, or any portion of the Trademarks in any manner whatsoever, including but not limited to: (i) any use as part of a corporate, assumed or trade name; (ii) as a product name; (iii) as a service mark; (iv) on stationery, business cards or similar materials; or (v) directly or indirectly in connection with, or in relation to, any activity or agreements with third parties.

         4.2 OWNERSHIP OF TRADEMARKS. Any and all rights, title or interest in, to or under the Trademarks which may accrue to the benefit of, or be acquired by, Licensee as a result of its exercise of the rights and licenses granted pursuant hereto shall be assigned to and inure to the sole benefit of Licensor; and Licensee hereby agrees to assign and assigns to Licensor any and all such right, title and interest as and to the extent reasonably requested by Licensor.

         4.3 ADDITIONAL COVENANTS. Licensee shall not assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Trademarks, by reason of Licensee's licensed use thereof or otherwise. Licensee shall not take and, to the extent reasonably within Licensee's power to control, shall not permit any action or omission in derogation of any of the rights of Licensor in the Trademarks, either during the term of this Agreement or thereafter.

5.  QUALITY CONTROL.

         5.1 QUALITY STANDARDS. Licensee shall maintain quality standards, for all of its uses of the Trademarks, which are substantially equivalent to or stricter than those standards previously used by Licensee in connection with the Business.

         5.2 PROPOSED USES. Licensee shall submit, at Licensee's expense, to Licensor for Licensor's consent, such consent not to be unreasonably withheld, examples of any new form of use of the Trademarks proposed by Licensee. Any such form of use neither approved nor disapproved within ten (10) days of submission to Licensor shall be deemed approved.

         5.3 SAMPLES. At the reasonable request of Licensor and at the expense of Licensee, Licensee shall provide Licensor with copies, photographs or representative samples of advertising copy, promotional materials or other materials of Licensee bearing the Trademarks that are created by Licensee, and shall permit representatives of Licensor to inspect Licensee's facilities upon reasonable notice and during normal business hours to determine whether Licensee is maintaining the quality standards set forth in Section 5.1.

6.  REGISTRATION AND ENFORCEMENT.

         6.1 REGISTRATION. Registration and any other form of protection for the Trademarks shall only be obtained by Licensor in its name and at its expense. In those jurisdictions where registration of a user of trademarks or registration of trademark licenses is required by law, Licensor and Licensee shall make a joint application, at Licensor's request and expense, to the Registrar of Trademarks, or such other person as is required by the laws of the relevant jurisdiction, for the registration of Licensee as a registered user of the Trademarks or for the registration of this Agreement, as required. Licensee shall furnish Licensor with all reasonably requested information (including specimens and samples illustrative of the manner of use of the Trademarks) and documentation (including the execution and delivery of any and all true and correct affidavits, declarations, oaths and other documentation prepared by Licensor) to assist Licensor in obtaining and maintaining such trademark protection and registrations.

         6.2 ENFORCEMENT. Licensee shall take all reasonable steps and shall provide such materials, cooperation and assistance at Licensor's expense as may be reasonably required to assist Licensor in maintaining and enforcing the Trademarks with respect to uses made by Licensee of the Trademarks. Licensee shall promptly notify Licensor of any actual or suspected infringement or misuse of the Trademarks by third parties. Licensor shall have the sole discretion to take action against such infringers or misusers or suspected infringers or misusers, and any and all recoveries resulting from such actions initiated by Licensor shall be retained by Licensor, except to the extent Licensee suffers actual damages, in which event Licensee will be entitled to a portion of such recovery equal to its percentage damage after deducting from the total amount of such recovery any expenses incurred by Licensor in taking such action. Licensee shall not take any action with respect to any third party in an attempt to enforce any rights regarding the Trademarks without the prior written approval of Licensor.

7.  REMEDY.

         Licensee acknowledges that its breach of its obligations hereunder would cause immediate and irreparable harm to Licensor for which money damages would be inadequate, Therefore, Licensor shall be entitled to injunctive relief for Licensee's breach of such obligations without proof of actual damages and without the posting of bond or other security except as required by law. Such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies available at law or in equity.

8.  REPRESENTATIONS; INDEMNIFICATIONS.

         8.1 LICENSOR'S DISCLAIMER. Licensor expressly disclaims all representations and warranties, express or implied, in connection with this Agreement and the Trademarks, including but not limited to, the implied warranties of title, merchantability and fitness for a particular purpose.

         8.2 LIMITATION OF LIABILITY. Licensor shall not be liable to Licensee, its affiliates or any third party for any direct damages or for any special, consequential, exemplary or incidental damages (including lost or anticipated revenues or profits relating to the same), arising from any claim relating to this Agreement or the Trademarks, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of Licensor is advised of the possibility or likelihood of same, unless Licensor is in breach of this Agreement.

         8.3 INDEMNIFICATION. Licensee agrees to indemnify and hold harmless Licensor, its affiliates, and its and their stockholders, directors, officer, employees, agents and assignees harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging that Licensee's actions except as specifically permitted under this Agreement violate any rights of any third party or alleging any breach by Licensee of any of its obligations herein.

                  Licensor shall promptly notify Licensee of any such claim, demand, suit or proceeding, and Licensee, upon written request by Licensor, shall promptly defend and continue the defense of such claim, demand, suit or proceeding at Licensee's expense. If Licensee fails to undertake and continue such defense, Licensor shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to reasonable attorneys' fees, out-of-pocket costs and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against Licensor shall be paid by Licensee upon demand.

                  Nothing herein shall prevent Licensor from defending, if it so desires in its own discretion, any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by Licensee.

9.  GENERAL.

         9.1 SURVIVAL. The obligations of Licensee and the rights of Licensor under Sections 3.3, 8.2 and 8.3 shall survive the expiration or termination of this Agreement for any reason.

         9.2 ENTIRE AGREEMENT. This Agreement, the Services Agreement, dated the date hereof, by and among the parties hereto and Penton, and all Schedules attached hereto and thereto and incorporated herein and therein by this reference contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter.

         9.3 REQUIRED APPROVALS. Licensee shall obtain all necessary licenses, permits and approvals of this Agreement required by any government or governmental agency, at Licensee's sole cost and expense. Performance of this Agreement shall be subject to obtaining all such necessary licenses, permits and approvals pursuant to this Section 9.3 and to the terms of any such licenses, permits and approvals.

         9.4 COMPLIANCE WITH LAWS. Each of the parties shall comply with all applicable laws, rules, regulations and orders of the United States, all other jurisdictions and any agency or court thereof.

         9.5 BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that Licensee may not assign, transfer, encumber or grant to any third party a security interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of Licensor, such consent not to be unreasonably withheld. Any assignment which does not comply with this Section 9.5 shall be void and of no legal effect.

         9.6 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

         9.7 RELATIONSHIP OF PARTIES. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

         9.8 SEVERABILITY. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, then this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

         9.9 FURTHER ASSURANCES. Licensee agrees to execute such other documents and take all such actions as Licensor may reasonably request to effect the terms of this Agreement.

         9.10 GOVERNING LAW. This Agreement and all disputes arising under this Agreement shall be governed by, and interpreted in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

         9.11 NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



                  If to Licensee:                    iWorld LLC
                                                     --------------------------
                                                     --------------------------

                                    Attn:



                  If to Licensor:                    Internet World Media, Inc.
                                                     --------------------------
                                                     --------------------------
                                                     Attn:

                  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         9.12 HEADINGS. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         9.13 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      * * *

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                                             INTERNET WORLD MEDIA, INC.

                                             By:____________________________
                                                Name:
                                                Title:




                                             IWORLD LLC

                                             By:____________________________
                                                Name:
                                                Title:

                                   SCHEDULE A

                                 Internet World
                                   Boardwatch
                                     ISPCON

                                  EXHIBIT D

                          TERMS OF WARRANT AGREEMENT

                           TERMS OF WARRANT AGREEMENT

BACKGROUND

- Alan M. Meckler purchases an 80.1% interest in iWorld LLC for $18 million, implying a $22.5 million value for all of iWorld.

- Assuming that 1000 units in iWorld are outstanding at the Effective Time, Mr. Meckler purchases 801 from Internet World Media, Inc., which retains 199 units.

- The Warrants are to have a strike price such that they are at the money when iWorld is worth $30 million.

TERMS

-        Units purchasable upon exercise: 10%.

- Standard anti-dilution provisions for both the number of units purchasable and the strike price.

- Exercisable at any time immediately after the Effective Date until the earlier of (i) three years from the Effective Date and (ii) the time iWorld completes an initial public offering; provided, however, that IWM will not be required to exercise at the time of an IPO if iWorld's IPO valuation is less than $30 million.

- Unlimited piggyback regisration rights, except with respect to the initial public offering, subject to customary cutbacks.

-        Other customary provisions for warrants.

                                   Exhibit E

                              CONSULTING AGREEMENT

                  This Consulting Agreement (this "Agreement") is made as of _________ ___, 1998 (the "Effective Date") by and between Penton Media, Inc., a Delaware corporation (the "Company"), and Alan M. Meckler, an individual ("Consultant").

                  WHEREAS, Consultant was the Chief Executive Officer of Mecklermedia Corporation, a Delaware corporation ("Meckler").

                  WHEREAS, the Company has completed the acquisition of all of the issued and outstanding stock of Meckler, has transferred an 80.1% interest in iWorld, a Delaware limited liability company ("iWorld"), to Consultant, and intends to operate on a going-forward basis Meckler's remaining business of publishing magazines and conducting trade shows (the "Meckler Business"); and

                  WHEREAS, in connection with such acquisition, Consultant has resigned as the Chief Executive Officer of Meckler; and

                  WHEREAS, the Company believes that Consultant's vision and strategic planning abilities are likely to be important to the Company's ability to continue the growth and development of the Meckler Business in the future; and

                  WHEREAS, the Company therefore wishes to retain Consultant as its consultant to perform consulting services and to advise the Company with respect to the Meckler Business under the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1.       DEFINITIONS.

                  (a) AFFILIATES. "Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person.

                  (b) COMPANY. "Company" includes the Company's subsidiaries (excluding iWorld), divisions and Affiliates as they may exist from time to time.

                  (c) COMPANY'S BUSINESS. "Company's Business" means the Company's current business of publishing magazines, publishing electronic media and conducting trade shows, and such further businesses as the Company may enter into during the Term.

                  (d) CONFIDENTIAL INFORMATION. "Confidential Information" means information, excluding information relating to iWorld, that would constitute a trade secret under the Uniform Trade Secrets Act or that otherwise is not generally known to the public and that is developed, owned or obtained and kept confidential by the Company, including, without limitation, information developed by Consultant in the course of performing the Consulting Services and the Company's non-public technical, marketing, financial, customer and sales information.

                  (e) INTERNET WORLD. "Internet World" means the newspaper published by Meckler entitled "Internet World."

                  (f) PERSON. "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality of a government or political subdivision.

                  (g) RESTRICTED TERRITORY. "Restricted Territory" means: (a) the geographic area within a 100 mile radius of any and all of the Company locations where the Company maintains an office or other facility at the time of the termination of this Agreement and at any time during the two year period prior to such termination; and (b) all of the specific customers, whether within or outside of the geographic area described in (a) above, with which Consultant had any responsibility with respect to the Company (whether indirect, direct or advisory) at the time of the termination of this Agreement and at any time during the one year period prior to such termination.

                  (h) iWORLD BUSINESS. "iWorld Business" means the business of maintaining Internet web sites that contain the latest news and resources for the Internet industry, directories of Internet products and services, back issues of print publications of Internet World Media Inc. ("IWM") and information about IWM's Internet World and ISPCON trade shows and conferences.

                  (i) WORK PRODUCT. "Work Product" means, other than work performed for iWorld, (a) any and all discoveries, inventions and know how, including, without limitation, any and all test data, findings, designs, machines, devices, apparatus, compositions, methods or processes, or any improvements of the foregoing, made, conceived, discovered or developed by Consultant, whether alone or in conjunction with others, which arise solely out of the performance of the Consulting Services or that are derived from, are based upon or utilize in any way any proprietary information, data, materials or products belonging to the Company, whether during or after the termination of this Agreement; and (b) all documents, reports or materials of any kind prepared by Consultant in performing the Consulting Services.

         2.       SERVICES AND COMPENSATION.

                  (a) CONSULTING SERVICES. The Company retains Consultant to furnish the Company with Consultant's unique expertise, advice, consulting and personal services in connection with the Meckler Business pursuant to this Agreement ("Consulting Services"). The Consultant shall render the Consulting Services at such times and locations as Consultant and the

Company shall mutually agree upon in good faith and Consultant shall devote such time and attention as is necessary for him to perform the Consulting Services successfully; provided, however that (i) the Consulting Services shall not infringe upon Consultant's duties, obligations and responsibilities with respect to iWorld, and (ii) Consultant shall not be obligated to perform the Consulting Services for more than 15 hours per week during the first year of the Term, 10 hours per week during the second year of the Term and five hours per week during the third year of the Term. The determination as to whether the Consulting Services infringe upon Consultant's duties, obligations and responsibilities with respect to iWorld shall be made in good faith by mutual agreement between Consultant and the Company. If Consultant and the Company disagree as to whether the Consulting Services infringe upon Consultant's duties, obligations and responsibilities with respect to iWorld, the determination shall be made by an independent third party chosen by mutual agreement of Consultant and the Company made in good faith. To the degree that the Consulting Services are found to infringe upon Consultant's duties, obligations and responsibilities with respect to iWorld, Consultant may diminish the Consulting Services and the Company may make a pro rata diminution in Consultant's compensation for the requisite period. To facilitate the Consulting Services, Consultant will have access to the Company's intranet and e-mail system. However, Consultant shall perform Consulting Services only at the request of the Company, and the actual Consulting Services to be provided by Consultant in connection with the Meckler Business will be as designated by the Company from time to time. Consultant shall not be required to travel outside of the continental United States and any domestic travel (which requires a flight of over 2 hours) required shall be in first class accommodations. The Consulting Services shall be limited to the following:

                           (i) consulting with the Company regarding the overall strategic direction of the Meckler Business;

                           (ii) consulting with the Company to identify acquisitions which would be synergistic to Internet World;

                           (iii) consulting with the Company regarding programming, speaker assignments and conference structure;

                           (iv) consulting with the Company regarding new Internet arena launches;

                           (v) consulting with the Company's electronics group management on trade show and conference launch issues and web site initiatives;

                           (vi) consulting with the Company on cross media promotion;

                           (vii) meeting with Internet World's editorial board (no more than once per month);

                           (viii)   meeting with certain clients and
                                    participating in round tables and focus
                                    groups; and

                           (ix) speaking at Internet World events.

                           (x) such other services as Consultant and the Company may mutually agree upon.

Consultant shall perform all Consulting Services on behalf of the Company in a timely, diligent and professional manner in accordance with the highest commercial industry standards. Consultant will not be required to travel more than 15 nights a year during the first year of the Term, more than 12 nights a year during the second year of the Term or more than 8 nights a year during the third year of the Term.

                  (b) COMPENSATION. During the Term (as defined below), the Company shall (i) pay Consultant $100,000 a year payable monthly on the last day of each month in cash; and (ii) within ten business days after written request by Consultant, reimburse Consultant for his reasonable direct expenses incurred in performing the Consulting Services.

                  (c)      INDEPENDENT CONTRACTOR.

                           (i) Consultant is and will at all times be and remain an independent contractor. Consultant is free to exercise Consultant's own judgment as to the manner and method of providing the Consulting Services to the Company, subject to applicable laws and requirements reasonably imposed by the Company.

                           (ii) Consultant acknowledges and agrees that Consultant will not be treated as an employee for purposes of federal, state or local income tax withholding, and unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Worker's Compensation law of any State and for purposes of benefits provided to employees of the Company under any employee benefit plan.

                           (iii) Consultant acknowledges and agrees that as an independent contractor, Consultant is required to pay any applicable taxes on the fees paid to Consultant.

         3. NO USE OF OTHERS' RIGHTS. Consultant represents and warrants that Consultant can perform the Consulting Services, independent of any confidential and proprietary information owned by a third party, other than iWorld, including, without limitation, patents, copyrights, trademarks, service marks, trade names, slogans, logos, copyrights, designs, sketches, ideas, persona, images (e.g., photographs, computerized graphics, etc.) or publicity rights.

         4. DOCUMENTATION. In connection with the provision of Consulting Services, Consultant shall provide to the Company, upon the Company's request:
(i) all information,
documents and other materials relating to the Consulting Services; and (ii) oral reports regarding the progress of the Consulting Services rendered.

         5. CONFIDENTIALITY. Consultant shall keep in strict confidence, and will not, directly or indirectly, at any time, while a Consultant or after his association with the Company, disclose, furnish, disseminate, make available or, except in the course of performing his duties as a Consultant under this Agreement, use any Confidential Information, acquired by Consultant during the Term. Consultant specifically acknowledges that: (i) the Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Consultant and whether compiled by the Company or Consultant derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from their disclosure or use; (ii) reasonable efforts have been put forth by the Company to maintain the secrecy of such information; (iii) such information is and will remain the sole property of the Company; and (iv) any retention and use of such information during or after the termination of this Agreement (except in the course of performing his obligations under this Agreement) will constitute a misappropriation of the Company's trade secrets.

         6. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Consultant acknowledges and agrees that, in the performance of his duties under this Agreement, he will be brought into frequent contact, either in person, by telephone or through the mails, with existing and potential customers of the Company. Consultant also agrees that any Confidential Information gained by Consultant during his association with the Company has been developed by the Company through substantial expenditures of time and money and constitutes valuable and unique property of the Company. Consultant further understands and agrees that the foregoing makes it necessary for the protection of the Meckler Business and the Company's Business that Consultant not compete with the Company during the term of the Agreement, as further provided in the following sections.

         7. NONCOMPETITION DURING TERM. For three years from the Effective Date, Consultant shall not, individually or through any Affiliate of Consultant, in any of the United States of America, Puerto Rico, the Virgin Islands, Canada or any other country in the world:

                  (a) enter into or engage in any business that competes with the Meckler Business or the Company's Business; or

                  (b) solicit customers, active prospects, business or patronage for any business that competes with the Meckler Business or the Company's Business or sell any products or services for any business that competes with the Meckler Business or the Company's Business; or

                  (c) solicit, divert, entice or otherwise take away any customers, former customers, active prospects, business, patronage or orders of the Company or attempt to do so; or

                  (d) promote or assist, financially or otherwise, any Person engaged in any business that competes with the Meckler Business or the Company's Business.

                  (e) Notwithstanding anything herein to the contrary, the parties hereto agree that the iWorld Business is not competitive with the Meckler Business or the Company's Business and that Consultant is free to carry out, implement and continue the iWorld Business.

         8. NONSOLICITATION. Consultant shall not, and shall not cause any of his Affiliates to, directly or indirectly, at any time solicit or induce or attempt to solicit or induce any employee, representative, agent or consultant of the Company (other than employees, representatives, agents or consultants of iWorld) to terminate his, her or its employment, representation or other association with the Company.

         9. NONCOMPETITION - DIRECT OR INDIRECT. Consultant will be in violation of SECTIONS 7, 8 and 10 if he engages in any or all of the activities set forth in those sections directly as an individual on his own account, or indirectly for any other Person and whether as partner, joint venturer, employee, agent, salesperson, consultant, officer or director of any Person or as an equity holder of any Person in which Consultant or Consultant's spouse, child or parent owns, directly or indirectly, any of the equity interests; provided, however, that nothing herein shall prohibit Consultant or Consultant's spouse, child or parent from acquiring or holding any issue of stock or securities of any business, individual, partnership, firm or corporation (each an "Entity") which has any securities listed on a national securities exchange or quoted daily in the listing of over-the-counter market securities, provided that at any one time Consultant and his spouse, child or parent do not own more than 5% of the voting securities of any such Entity.

         10. DISCLOSURE OBLIGATION. Consultant shall, upon the Company's request, disclose fully and promptly to the Company any and all written Work Product.

         11. ASSIGNMENT. All Work Product is deemed a "work for hire" in accordance with the U.S. Copyright Act and is owned exclusively by the Company. If, and to the extent, any of the Work Product is not considered a "work for hire," Consultant shall, without further compensation, assign to the Company and does hereby assign to the Company, Consultant's entire right, title and interest in and to all Work Product. At the Company's expense and at the Company's request, Consultant shall provide reasonable assistance and cooperation, including, without limitation, the execution of documents in order to obtain, enforce or maintain the Company's proprietary rights in the Work Product throughout the world. Consultant appoints the Company as its agent and grants the Company a power of attorney for the limited purpose of executing all such documents.

         12. PUBLICATION. Consultant shall not publish or submit for publication, or otherwise disclose to any Person other than the Company, any data or results from Consultant's work on behalf of the Company without the prior written consent of the Company.

         13.      TERM AND TERMINATION.

                  (a) TERM. Unless earlier terminated pursuant to SECTION 15(b), the term of this Agreement commences on the Effective Date and continues for three years (the "Term").

                  (b) BREACH. In the event that Consultant breaches, or fails to comply with, any of the provisions of this Agreement, the Company, upon 10 days prior written notice to Consultant specifying the nature of the breach or failure to comply, has the right to terminate this Agreement (i) if Consultant fails to cure such breach or fails to comply, if curable, within 10 days after the giving of such written notice or (ii) within 10 days after the giving of such written notice to Consultant, if such breach or failure to comply cannot be cured.

                  (c) RETURN OR DESTRUCTION. Upon termination of this Agreement, Consultant shall return, in good condition, all property of the Company, including, without limitation, all tangible embodiments of the Confidential Information.

                  (d) SURVIVAL. The obligations of the Company and Consultant set forth in this Agreement that by their terms extend beyond or survive the termination of this Agreement will not be affected or diminished in any way by the termination of this Agreement.

         14.      GENERAL.

                  (a) NO LICENSE. This Agreement may not be construed to grant and does not grant to Consultant any right or license with respect to any know-how, Confidential Information, trademarks or other proprietary right of the Company (apart from the right to make necessary use of the same in rendering Consulting Services under this Agreement).

                   (b) REMEDIES. Consultant acknowledges that his failure to comply with SECTIONS 5 THROUGH 14 of this Agreement will irreparably harm the Meckler Business and the Company's Business and that the Company will not have an adequate remedy at law in the event of such non-compliance. Therefore, Consultant acknowledges that the Company will be entitled to injunctive relief or specific performance without the posting of bond or other security, except as required by law, in addition to whatever other remedies it may have, at law or in equity, in any court of competent jurisdiction against any acts of non-compliance by Consultant under this Agreement.

                   (c) LACK OF AGENCY. Neither party will be responsible, either directly or indirectly, for any liability of the other party. Neither party is deemed an agent of the other party and no actions of either party will be inferred to create an agency relationship by third parties. Consultant shall not have the authority to bind or obligate the Company in any way and Consultant does not represent that he has such authority.

                   (d) SEVERABILITY. Should any provisions of this Agreement be held illegal, invalid or unenforceable by any court or regulatory agency of competent jurisdiction, such provision is to be modified by such court or regulatory agency in compliance with the law and, as modified, enforced. All other terms and conditions of this Agreement will remain in full force and effect and are to be construed in accordance with the modified provision as if such illegal, invalid or unenforceable provision had not been contained in this Agreement.

                   (e) APPLICABLE LAW. This Agreement and all disputes arising under it are governed by the laws of the State of New York. Each party submits to the jurisdiction of the federal and state courts located within the State of New York.

                   (f) NO WAIVER. None of the terms of this Agreement is deemed waived or amended by either party unless such a waiver or amendment specifically references this Agreement and is in writing signed by an authorized representative of the party to be bound. Any such signed waiver is effective only in the specific instance and for the specific purpose for which it was made or given.

                  (g) ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the heirs, successors, representatives and assigns of each party, but Consultant may not assign or delegate this Agreement without the prior written consent of the Company.

                  (h) HEADINGS. The headings in this Agreement are inserted for convenience only and do not effect the meaning of this Agreement.

                  (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which are one and the same instrument.

                  (j) THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any Person other than the Company and Consultant any rights or remedies under, or by reason of, this Agreement.

                  (k) NOTICES. All notices and other communications required or permitted under this Agreement are to be in writing and are duly given if delivered by a nationally recognized overnight courier service with delivery charges prepaid, or mailed by certified or registered mail, postage prepaid, receipt requested, or sent by telecopy to the appropriate party at the address specified below:

         If to the Company:

           Penton Media, Inc.
           15th Floor
           1100 Superior Avenue
           Cleveland, Ohio 44114
           Attention:  Thomas L. Kemp
           Telecopy No:  (216) 696-1752

                  with a copy to:

           Jones, Day, Reavis & Pogue
           North Point
           901 Lakeside Avenue
           Cleveland, Ohio 44114
           Attention:  Daniel C. Hagen

           Telecopy No:  (216) 579-0212

         If to Consultant:

           Alan M. Meckler
           c/o iWorld LLC
           20 Ketcham Street
           Westport, Connecticut  06880


                  with a copy to:

           Willkie, Farr & Gallagher
           787 Seventh Avenue
           New York, New York  10019
           Facsimile: (212) 728-8111
           Attention:  William J. Grant, Jr.

All notices, requests, demands, waivers and communications are deemed received on the date of delivery.

                  (l) AMENDMENT. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  (m) ENTIRE AGREEMENT. This Agreement is the entire understanding and agreement between the parties relating to this subject matter and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties relating to this subject matter.


           IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date and year first above written.


PENTON MEDIA, INC.


By:  _______________________________            ______________________________
         Name:                                  Alan M. Meckler
         Title:

                                    EXHIBIT F

                            LIST OF CONSENTS REQUIRED

1. Denver West Office Park Lease by and between Denver West Office Building no. 1 Venture LLP and Board Watch Magazine, Inc. dated as of June 6, 1998.

                  Section 15.1 of the lease requires written consent from the landlord prior to any transfer of the lease by Board Watch Magazine, Inc. The section provides that a merger of a tenant with another corporation is considered a transfer. Therefore, consent must be acquired from the landlord prior to the merger in order to avoid defaulting under the lease.

2. Lease Agreement by and between Fifty East Forty Second Company and Mecklermedia Corporation dated as of November 5, 1997.

                  Section 11 of the lease requires written consent from the landlord prior to any assignment of the lease by Mecklermedia Corporation. The section provides that the transfer of the majority of stock of a corporate tenant is considered an assignment. Therefore, consent must be acquired from the landlord prior to the merger in order to avoid defaulting under the lease.

3. Lease Agreement by and between Flying Dutchman Management, Inc. and Mecklermedia, Corp. dated as of November 25, 1997.

                  Section 7 of the lease requires written consent from the landlord prior to any assignment of the lease by Mecklermedia, Corp. The section provides that the sale, issuance or transfer of any voting capital stock of the tenant (if tenant is a non-public corporation), which results in a change in the voting control of tenant, is considered an assignment.

4. Agreement by and between New York Convention Center Operating Corporation ("Licensor") and Mecklermedia Corporation ("Licensee") dated as of July 23, 1998 (not yet executed)

                  Section 26 of the agreement requires Licensee to obtain approval from Licensor in order to assign the agreement. The section provides that a transfer by operation of law or the transfer of a fifty percent interest in Licensee is considered an assignment. Therefore, consent must be acquired from Licensor prior to the merger in order to avoid defaulting under the agreement.

5. Agreement between Los Angeles Convention Center ("LACC") and Mecklermedia Corporation (currently out for execution) for Internet World Spring 1999.

         Prior agreements with LACC have included Change of Control Provisions.